Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-200212

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities of UBS AG	$25,000,000	(1)(2)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)	Registration fee of $3,410.00 with respect to $25,000,000 principal amount of the Securities was previously paid on September 18, 2013 in connection with a Rule 424(b)(2) filing under Registration Statement No. 333-178960.

Amendment No. 1 dated November 14, 2014* to PROSPECTUS SUPPLEMENT dated September 18, 2013 (To Prospectus dated November 14, 2014)

$25,000,000 ETRACS Diversified High Income ETN due September 18, 2043

The ETRACS Diversified High Income ETN due September 18, 2043 (the “Securities”) are senior unsecured debt securities issued by UBS that provide exposure to potential price appreciation in the NYSE® Diversified High Income Index (the “Index”), subject to an Accrued Tracking Fee. The Accrued Tracking Fee is based on the Monthly Tracking Fee, which is equal to the product of 0.07% (equivalent to 0.84% per annum) and the Current Indicative Value (as described below). Investing in the Securities involves significant risks. You may lose some or all of your principal at maturity, early redemption or upon exercise by UBS of its call right if the level of the Index declines or does not increase by an amount sufficient to offset the Accrued Tracking Fee or Adjusted Tracking Fee Shortfall and the Redemption Fee, if applicable. The Securities may pay a monthly coupon during their term. You will receive a cash payment at maturity or upon exercise by UBS of its call right, based on the performance of the Index less the Accrued Tracking Fee, as described herein. You will receive a cash payment upon early redemption based on the performance of the Index less the Accrued Tracking Fee and the Redemption Fee.

Payment at maturity or upon early redemption is subject to the creditworthiness of UBS. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption.

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Initial Trade Date:	September 18, 2013

Initial Settlement Date:	September 23, 2013

Term:	30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date or the UBS Call Right, each as described below.

Maturity Date:	September 18, 2043

Principal Amount:	$25.00 per Security.

Coupon Amount:	For each Security you hold on the applicable Coupon Record Date you will receive on each Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page S-51, the Coupon Amount will equal the sum of the net cash dividends or distributions that a Reference Holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period, reduced by the Accrued Tracking Fee. The final Coupon Amount will be included in the Cash Settlement Amount.

Coupon Payment Date:	The 15th Index Business Day following each Coupon Valuation Date, commencing on October 21, 2013, provided that the final Coupon Payment Date will be the Maturity Date.

Underlying Index:	The return on the Securities is linked to the performance of the price return version of the NYSE® Diversified High Income Index (the “Index”). The Index measures the performance of a diversified basket of publicly-traded securities that historically have paid high dividends or distributions. The Index constituents must satisfy certain dividend or distribution yield and frequency criteria, liquidity criteria and other eligibility requirements. For a detailed description of the Index, see “The NYSE® Diversified High Income Index” beginning on page S-35.

UBS Call Right:	On any Business Day on or after September 23, 2014 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than sixteen calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is less than zero, the payment upon exercise of the Call Right will be zero.

Payment at Maturity:	For each Security, unless earlier redeemed or called, you will receive at maturity a cash payment equal to (a) the product of (i) the Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period plus (b) the final Coupon Amount minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus (d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the payment at maturity will be zero.

Redemption Amount:	Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Principal Amount and (ii) the Index Performance Ratio as of the Redemption Measurement Date plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Measurement Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Adjusted Tracking Fee Shortfall as of the Redemption Measurement Date, minus (e) the Redemption Fee. We refer to this cash payment as the “Redemption Amount.”

See “Risk Factors” beginning on page S-18 for additional risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UBS Investment Bank	(cover continued on next page	)

Prospectus Supplement dated November 14, 2014

Redemption Fee:	0.125% of the Current Indicative Value.

Call Settlement Amount:	In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any. We refer to this cash payment as the “Call Settlement Amount.”

Index Performance Ratio:	On any Index Business Day:

Final Index Level

Initial Index Level

Initial Index Level:	998.1443, the Index Level on September 18, 2013.

Final Index Level:	As determined by the Security Calculation Agent, the arithmetic mean of the Index Levels measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period, or the Index Level on any Redemption Measurement Date, as applicable.

Index Level:	On any Index Business Day, the closing level of the Index as reported on the New York Stock Exchange (“NYSE”) or Bloomberg L.P. (“Bloomberg”).

Security Calculation Agent:	UBS Securities LLC

Index Calculation Agent:	NYSE Arca® (“NYSE Arca”)

Calculation Date:	September 9, 2043, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

Listing:	The Securities are listed on NYSE Arca under the symbol “DVHI.”

Intraday Indicative Value Symbol of the Securities:	DVHIIV <INDEX> (Bloomberg); ^DVHI-IV (Yahoo! Finance)

CUSIP Number:	90267L805

ISIN Number:	US90267L8054

Additional Key Terms:	See “Prospectus Supplement Summary — Additional Key Terms” on page S-4.

On the Initial Trade Date, we sold $10,000,000 aggregate Principal Amount of Securities to UBS Securities LLC at 100% of their stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities and may receive a portion of the Monthly Tracking Fee (as defined below in “Prospectus Supplement Summary — Additional Key Terms” on page S-4) for services in connection with those future distributions.

Please see “Supplemental Plan of Distribution” on page S-77 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

*

This Amendment No. 1 to the prospectus supplement dated September 18, 2013 (as amended, the “prospectus supplement”) is being filed for the purposes of updating (i) “Prospectus Supplement Summary”, (ii) “Risk Factors”, (iii) “The NYSE® Diversified High Income Index”, (iv) “Valuation of the Index and the Securities” and (v)“Material U.S. Federal Income Tax Consequences”. Otherwise, all terms of the Securities remain as stated in the prospectus supplement. We filed a new base prospectus on November 14, 2014, which replaced the base prospectus dated January 11, 2012.

The ETRACS exchange-traded notes being offered as described in this prospectus supplement and the accompanying prospectus constitute one offering in a series of offerings of ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this prospectus supplement. You should be sure to refer to the prospectus supplement for the particular offering of ETRACS in which you are considering an investment.

This prospectus supplement contains the specific financial and other terms that apply to the Securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series A, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated November 14, 2014 at:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

-i-

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

What are the Securities?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the performance of the price return version of the NYSE® Diversified High Income Index. The Index measures the performance of a broad, diversified basket of publicly-traded securities that historically have paid high dividends or distributions. The Index constituents must satisfy certain dividend or distribution yield and frequency criteria, liquidity criteria and other eligibility requirements. As of November 3, 2014, the Index includes 15 business development companies (“BDCs”) (having a target weighting of 15% of the Index), 25 energy master limited partnerships (“MLPs”) (having a target weighting of 15% of the Index), 15 U.S. mortgage real estate investment trusts (“Mortgage REITs”) (having a target weighting of 7.5% of the Index), 20 U.S. real estate investment trusts, excluding Mortgage REITs (“REITs”) (having a target weighting of 7.5% of the Index), 50 U.S. equities (having a target weighting of 7.5% of the Index) and 13 exchange-traded funds (“ETFs”) (having a target weighting of 47.5% of the Index). Four of the ETFs invest in international equities (the “Foreign Equity ETFs”) (having a target weighting of 7.5% of the Index), three of the ETFs invest in U.S. investment grade and high yield municipal bonds (the “Municipal Bond ETFs”) (having a target weighting of 10% of the Index), one ETF invests in high yield corporate bonds (the “Corporate Bond ETF”) (having a target weighting of 10% of the Index), one ETF invests in emerging market sovereign bonds (the “Emerging Market Bond ETF”, together with the Municipal Bond ETFs and the Corporate Bond ETF, the “Bond ETFs”) (having a target weighting of 10% of the Index) and four of the ETFs invest in preferred stocks (the “Preferred Stock ETFs”) (having a target weighting of 10% of the Index). For a detailed description of the Index, see “The NYSE® Diversified High Income Index” beginning on page S-35.

We refer to the securities that the Index tracks as the “Index constituents”. We refer to the securities held by the ETFs as the “ETF constituents”.

The Securities do not guarantee any return of principal at maturity. Instead, at maturity, you will receive a cash payment equal to (a) the product of (i) the Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period plus (b) the final Coupon Amount minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus (d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any. We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is less than zero, the payment at maturity will be zero. You may lose some or all of your investment at maturity. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) reduces your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of the principal amount represented by the Accrued Tracking Fee, less any Coupon Amounts and/or any Stub Reference Distribution Amount, in order for you to receive an aggregate amount over the term of the Securities equal to at least the principal amount of your Securities. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset the negative effect of the Accrued Tracking Fee or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment at maturity.

The “Principal Amount” of each Security is $25.00.

For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the excess, if any, of the Reference Distribution Amount,

calculated as of the corresponding Coupon Valuation Date, over the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and a Tracking Fee Shortfall, as described below, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. If there is a Tracking Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

The Index Performance Ratio will be calculated as follows:

Final Index Level
Initial Index Level

where the “Initial Index Level” is 998.1443.

Unlike ordinary debt securities, the Securities do not guarantee any return of principal at maturity or call, or upon early redemption. You are not guaranteed any coupon payment.

The Securities are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the level of the Index declines from the Initial Trade Date relative to the last Index Business Day in the Final Measurement Period or the Call Measurement Period, or the applicable Redemption Measurement Date, as the case may be, or if the level of the Index does not increase by an amount sufficient to offset the Accrued Tracking Fee and the Redemption Fee, if applicable.

For a further description of how your payment at maturity or call, or upon early redemption, will be calculated, see “Specific Terms of the Securities — Cash Settlement Amount at Maturity,” “— UBS Call Right” and “— Early Redemption at the Option of the Holders” beginning on page S-53.

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, on any Business Day commencing on September 27, 2013 through and including the Final Redemption Date, which will be September 11, 2043, as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders”, subject to a minimum redemption amount of at least 50,000 Securities. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Principal Amount and (ii) the Index Performance Ratio as of the Redemption Measurement Date plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Measurement Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Adjusted Tracking Fee Shortfall, if any, minus (e) the Redemption Fee. We refer to this cash payment as the “Redemption Amount.” If the amount calculated above is less than zero, the payment upon early redemption will be zero. You may lose some or all of your investment upon early redemption. Because the Adjusted Tracking Fee Shortfall, if any, and the Redemption Fee reduce your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of the principal amount represented by the Adjusted Tracking Fee Shortfall and the Redemption Fee, less any Coupon Amounts and/or any Adjusted Coupon Amount, in order for you to receive an aggregate amount over the term of the Securities equal to at least the principal amount of your Securities. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset such a negative effect or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment upon early redemption.

Redemption Notice Date: The Index Business Day that a Redemption Notice and Redemption Confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders — Redemption Procedures,” are delivered. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date shall be the next Index Business Day. Any applicable Redemption Notice Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

Redemption Measurement Date: The Index Business Day following the applicable Redemption Notice Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

Adjusted Coupon Amount: With respect to any applicable Redemption Measurement Date or Call Valuation Date, as applicable, a coupon payment, if any, in an amount in cash equal to the excess, if any, of the Adjusted Reference Distribution Amount, calculated as of the applicable Redemption Measurement Date or Call Valuation Date, as applicable, over the Adjusted Tracking Fee, calculated as of such Redemption Measurement Date or Call Valuation Date.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by email no later than 12:00 noon (New York City time) on the applicable Redemption Notice Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See also “Description of the Debt Securities We May Offer — Redemption and Payment” in the accompanying prospectus.

UBS Call Right

On any Business Day on or after September 23, 2014 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than sixteen calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment per Security equal to (a) the product of (i) the Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any. We refer to this cash payment as the “Call Settlement Amount.” If UBS issues a call notice on any calendar day, the “Call Valuation Date” will be the last Business Day of the week following the week in which the call notice is issued, generally Friday, subject to a minimum five calendar day period commencing on the date of the issuance of the call notice and ending on the related Call Valuation Date. If UBS issues a call notice on a Friday, the related Call Valuation Date will fall on the following Friday. The Call Settlement Date will be the third Business Day following the last Index Business Day in the Call Measurement Period. You may lose some or all of your investment upon a call. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) reduces your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of the principal amount represented by the Accrued Tracking Fee, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount, in order for you to receive an aggregate amount over the term of the Securities equal to at least the principal amount of your Securities. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset such a negative effect, or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment upon a call.

Call Measurement Period: The five Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

Optional Tax Redemption: The Securities are also subject to tax redemption as described under “Specific Terms of the Securities — Redemption Price Upon Optional Tax Redemption.”

Additional Key Terms

Monthly Tracking Fee:	As of any date of determination, an amount per Security equal to the product of (i) 0.07% (equivalent to 0.84% per annum) and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

Accrued Tracking Fee:	(1) The Accrued Tracking Fee with respect to the first Coupon Valuation Date is an amount equal to the product of (a) the Monthly Tracking Fee as of the first Coupon Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from and excluding the Initial Settlement Date to and including the first Coupon Valuation Date, and the denominator of which is 30.

(2)	The Accrued Tracking Fee with respect to any Coupon Valuation Date other than the first and last Coupon Valuation Dates is an amount equal to the Monthly Tracking Fee calculated as of such Coupon Valuation Date plus the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

(3)	The Accrued Tracking Fee with respect to the last Coupon Valuation Date is an amount equal to (a) the product of (i) the Monthly Tracking Fee as of such Coupon Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 30, plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

(4)	The Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period is an amount equal to (a) the product of (i) the Monthly Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 30, plus (b) the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

(5)	The Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period is an amount equal to (a) a product of (i) the Monthly Tracking Fee calculated as of the last Index Business Day in such Call Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in such Call Measurement Period, and the denominator of which is 30, plus (b) the Adjusted Tracking Fee Shortfall, if any.

Adjusted Reference Distribution Amount:	As of any Redemption Measurement Date or the Call Valuation Date, as applicable, an amount equal to the net cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Measurement Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such Redemption Measurement Date or Call Valuation Date.

Adjusted Tracking Fee:	As of any Redemption Measurement Date or the Call Valuation Date, as applicable, an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Monthly Tracking Fee as of such Redemption Measurement Date or Call Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Measurement Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such Redemption Measurement Date or Call Valuation Date, and the denominator of which is 30.

Adjusted Tracking Fee Shortfall:	To the extent that the Adjusted Reference Distribution Amount, calculated on any Redemption Measurement Date or Call Valuation Date, as applicable, is less than the Adjusted Tracking

Fee, calculated on such Redemption Measurement Date or Call Valuation Date, the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount.

Reference Distribution Amount:	(i) as of the first Coupon Valuation Date, an amount equal to the net cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Settlement Date to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the net cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date. Notwithstanding the foregoing, with respect to a cash distribution for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Current Indicative Value:	As determined by the Security Calculation Agent as of any date of determination, an amount per Security equal to the product of (i) the Principal Amount and (ii) a fraction, the numerator of which is equal to the Index Level as of such date and the denominator of which is equal to the Initial Index Level.

Final Measurement Period:	The five Index Business Days from and including the Calculation Date. The Final Measurement Period is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

Coupon Valuation Date:	The 30th day of each month and the 28th day of February of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date. The first Coupon Valuation Date was September 30, 2013.

Index Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “The NYSE® Diversified High Income Index— Calculation of the Index.”

Selected Risk Considerations

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-18.

➢

You may lose some or all of your principal — The Securities are fully exposed to any decline in the level of the Index. Because the Accrued Tracking Fee or Adjusted Tracking Fee Shortfall, as applicable, reduces your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of the Principal Amount represented by the Accrued Tracking Fee or Adjusted Tracking Fee Shortfall and Redemption Fee, as applicable, less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, in order for you to receive an aggregate amount over the term of the Securities equal to at least the Principal Amount of your Securities. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset the negative effect of the Accrued Tracking Fee or Adjusted Tracking Fee Shortfall and Redemption Fee, as applicable, less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment at maturity or call, or upon early redemption.

➢

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Tracking Fees. In addition, any Tracking Fee Shortfall will reduce the Coupon Amount, if any, for the following Coupon Valuation Date.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

➢

A trading market for the Securities may not develop — Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities. We may suspend or cease sales of the Securities at any time, at our sole discretion.

➢

Minimum redemption amount — You must elect to redeem at least 50,000 Securities for UBS to repurchase your Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement.

➢

Your redemption election is irrevocable — You will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Measurement Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS call right — UBS may elect to redeem all outstanding Securities at any time on or after September 23, 2014, as described under “Specific Terms of the Securities — UBS Call Right” beginning on page S-58. If UBS exercises its Call Right, the Call Settlement Amount may be less than the Principal Amount of your Securities.

➢	Limited performance history — The Index was created on August 20, 2013. As a result, the Index has a limited performance history. It is uncertain how the Index will perform in the future.

➢

Owning the Securities is not the same as owning any of the Index constituents or ETF constituents — The return on your Securities may not reflect the return you would realize if you actually owned any of the MLPs, BDCs, REITs, equities or ETFs underlying the Index or the securities underlying the ETFs.

The Securities may be a suitable investment for you if:

➢

You seek an investment with a return linked to the performance of the Index, which is intended to provide exposure to a diversified basket of publicly-traded securities that historically have paid high dividends or distributions.

➢

You believe the level of the Index will increase during the term of the Securities by an amount sufficient to offset the Accrued Tracking Fee or Adjusted Tracking Fee Shortfall and any Redemption Fee, as applicable, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount.

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on or after September 23, 2014.

➢	You are willing to receive a lower amount of distributions than you would if you owned interests in the Index constituents directly.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You seek current income from your investment, subject to the risk that you may not receive any coupon payments.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢

You believe that the level of the Index will decline during the term of the Securities or the level of the Index will not increase by an amount sufficient to offset the Accrued Tracking Fee or Adjusted Tracking Fee Shortfall and any Redemption Fee, as applicable, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount.

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on or after September 23, 2014.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You prefer the lower risk and therefore accept the potentially lower returns of traditional fixed income investments with comparable maturities and credit ratings.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by NYSE Arca and disseminated by NYSE Arca approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 5:30 p.m., New York City time, and a daily Index level is published at approximately 4:00 p.m., New York City time, on each Exchange Business Day. Index information, including the Index level, is available from NYSE and Bloomberg under the symbol NYDVHI. Index levels can also be obtained at http://indices.nyx.com. The Index has a limited history, thus the historical performance of the Index is not indicative of the future performance of the Index or the level of the Index on the Final Valuation Date or applicable Redemption Measurement Date or Call Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page S-68.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amounts (including amounts received upon the sale or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of accounting for tax purposes. You will be required to treat the Coupon Amounts in such a manner despite the fact that (i) there may be other possible treatments of the Coupon Amounts that would be more advantageous to holders of Securities and (ii) such Coupon Amounts may be attributable to distributions on the Index constituents that would, if received directly, be subject to a more advantageous tax treatment. For example, the Coupon Amounts may be attributable to distributions on the Index constituents that, if received directly by certain holders, would be treated as (i) tax-exempt interest income, (ii) dividends subject to tax at long-term capital gains rates, (iii) dividends eligible for the dividends-received deduction, (iv) tax-free return of capital distributions, or (v) distributions attributable to partnership allocations of long-term capital gains. If your Securities are treated in the manner described above (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount realized (other than any amount attributable to the Coupon Amount, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences” on page S-68.

The Internal Revenue Service (the “IRS”) may assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of

Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract (such as the forward contract that is represented by the Securities) with respect to a pass-thru entity, and (ii) partnerships, regulated investment companies, and real estate investment trusts are considered to be pass-thru entities. We expect that (i) the BDCs and ETFs that are referenced by the Index will generally be treated as regulated investments companies for tax purposes, (ii) the MLPs that are referenced by the Index will generally be treated as partnerships for tax purposes, and (iii) the REITs and Mortgage REITs that are referenced by the Index will generally be treated as real estate investment trusts for tax purposes. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260 of the Code, then any long-term capital gain that you realize upon the sale, exchange or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities) on the date that you purchased your Securities and sold your interest in such Index constituents on the date of the sale, exchange or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 beginning on page S-69 and are urged to consult your own tax advisor regarding the potential application of these rules.

The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether gain or loss that is recognized upon the sale or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income

Tax Consequences” on page S-68 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Coupon Amount Calculation

The following table illustrates the hypothetical Coupon Amount payable on each monthly Coupon Payment Date over a hypothetical period of five months. Each of the hypothetical Coupon Amounts set forth below is for illustrative purposes only and may not be the actual Coupon Amount payable to a purchaser of the Securities on any Coupon Payment Date. The actual Coupon Amount payable on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount calculated as of the corresponding Coupon Valuation Date and the Accrued Tracking Fee (including any Tracking Fee Shortfall) calculated as of the corresponding Coupon Valuation Date and may be substantially different from any amounts set forth below. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Month	Current Indicative Value	Reference Distribution Amount as of the applicable Coupon Valuation Date	Accrued Tracking Fee (excluding Tracking Fee Shortfall accrued from Previous Month) as of the applicable Coupon Valuation Date*	Accrued Tracking Fee (including Tracking Fee Shortfall accrued from Previous Month) as of the applicable Coupon Valuation Date*	Coupon Amount	Tracking Fee Shortfall for the Following Month
Month 1	25.15	0.1259	0.0176	0.0176	0.1083	0.0000
Month 2	24.50	0.1324	0.0172	0.0172	0.1152	0.0000
Month 3	25.75	0.0128	0.0180	0.0180	0.0000	0.0052
Month 4	25.00	0.0024	0.0175	0.0227	0.0000	0.0203
Month 5	26.05	0.1520	0.0182	0.0385	0.1135	0.0000

*	Assumes that the total number of calendar days in each month is 30.

For additional information and key terms related to the Coupon Amount, please see “Specific Terms of the Securities — Coupon Payment.”

Hypothetical Payment at Maturity or Call, or Upon Early Redemption

The following examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included examples in which the Index Level increases at a constant rate of 1% per year through maturity (Example 1), as well as examples in which the Index Level decreases at a constant rate of 1% per year through maturity (Example 2). In addition, Example 3 shows the Index Level increasing by 1% per year for the first 15 years and then decreasing by 1% per year for the next 15 years, whereas Example 4 shows the reverse scenario of the Index Level decreasing by 1% per year for the first 15 years, and then increasing by 1% per year for the next 15 years. For ease of analysis and presentation, the following examples assume that the term of the Securities is 30 years, no Coupon Amount was paid during the term of the Securities, the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call and no Adjusted Coupon Amount will be paid upon call or early redemption. These examples highlight the impact of the Accrued Tracking Fee on the payment at maturity or call, or upon early redemption, under different circumstances. Because the Accrued Tracking Fee takes into account the performance of the Index, as measured by the Index Level, the absolute level of the Accrued Tracking Fee is dependent on the path taken by the Index Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for year 30 are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon early redemption, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1

Assumptions:

Annualized Tracking Rate:	0.84% per annum
Principal Amount:	$25.00
Initial Index Level:	1000.00

Year End	Index Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial Index Level)	C x Annualized Tracking Rate	Cumulative Total of D*	C – E	F – Redemption Fee
1	1010.0000	$25.2500	$0.2121	$0.2121	$25.0379	$25.0066
2	1020.1000	$25.5025	$0.2142	$0.4263	$25.0762	$25.0449
3	1030.3010	$25.7575	$0.2164	$0.6427	$25.1148	$25.0834
4	1040.6040	$26.0151	$0.2185	$0.8612	$25.1539	$25.1225
5	1051.0101	$26.2753	$0.2207	$1.0819	$25.1934	$25.1619
6	1061.5202	$26.5380	$0.2229	$1.3048	$25.2332	$25.2017
7	1072.1354	$26.8034	$0.2251	$1.5299	$25.2735	$25.2419
8	1082.8567	$27.0714	$0.2274	$1.7573	$25.3141	$25.2825
9	1093.6853	$27.3421	$0.2297	$1.9870	$25.3551	$25.3234
10	1104.6221	$27.6156	$0.2320	$2.2190	$25.3966	$25.3649
11	1115.6683	$27.8917	$0.2343	$2.4533	$25.4384	$25.4066
12	1126.8250	$28.1706	$0.2366	$2.6899	$25.4807	$25.4488
13	1138.0933	$28.4523	$0.2390	$2.9289	$25.5234	$25.4915
14	1149.4742	$28.7369	$0.2414	$3.1703	$25.5666	$25.5346
15	1160.9690	$29.0242	$0.2438	$3.4141	$25.6101	$25.5781
16	1172.5786	$29.3145	$0.2462	$3.6603	$25.6542	$25.6221
17	1184.3044	$29.6076	$0.2487	$3.9090	$25.6986	$25.6665
18	1196.1475	$29.9037	$0.2512	$4.1602	$25.7435	$25.7113
19	1208.1090	$30.2027	$0.2537	$4.4139	$25.7888	$25.7566
20	1220.1900	$30.5048	$0.2562	$4.6701	$25.8347	$25.8024
21	1232.3919	$30.8098	$0.2588	$4.9289	$25.8809	$25.8485
22	1244.7159	$31.1179	$0.2614	$5.1903	$25.9276	$25.8952
23	1257.1630	$31.4291	$0.2640	$5.4543	$25.9748	$25.9423
24	1269.7346	$31.7434	$0.2666	$5.7209	$26.0225	$25.9900
25	1282.4320	$32.0608	$0.2693	$5.9902	$26.0706	$26.0380
26	1295.2563	$32.3814	$0.2720	$6.2622	$26.1192	$26.0866
27	1308.2089	$32.7052	$0.2747	$6.5369	$26.1683	$26.1356
28	1321.2910	$33.0323	$0.2775	$6.8144	$26.2179	$26.1851
29	1334.5039	$33.3626	$0.2802	$7.0946	$26.2680	$26.2352
30	1347.8489	$33.6962	$0.2830	$7.3776	$26.3186	$26.2857

*	Because the Reference Distribution Amount for each year is assumed to be zero, the Tracking Fee Shortfall for each year is increased by the Annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the Annualized Tracking Fees for all previous years).

Cumulative Index Return	34.78%
Annual Index Return	1.00%
Annual Return on Securities**	0.17%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2

Assumptions

Annualized Tracking Rate:	0.84% per annum
Principal Amount:	$25.00
Initial Index Level:	1000.00

Year End	Index Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial Index Level)	C x Annualized Tracking Rate	Cumulative Total of D*	C – E	F – Redemption Fee
1	990.0000	$24.7500	$0.2079	$0.2079	$24.5421	$24.5114
2	980.1000	$24.5025	$0.2058	$0.4137	$24.0888	$24.0587
3	970.2990	$24.2575	$0.2038	$0.6175	$23.6400	$23.6105
4	960.5960	$24.0149	$0.2017	$0.8192	$23.1957	$23.1667
5	950.9900	$23.7748	$0.1997	$1.0189	$22.7559	$22.7275
6	941.4801	$23.5370	$0.1977	$1.2166	$22.3204	$22.2925
7	932.0653	$23.3016	$0.1957	$1.4123	$21.8893	$21.8619
8	922.7447	$23.0686	$0.1938	$1.6061	$21.4625	$21.4357
9	913.5172	$22.8379	$0.1918	$1.7979	$21.0400	$21.0137
10	904.3821	$22.6096	$0.1899	$1.9878	$20.6218	$20.5960
11	895.3383	$22.3835	$0.1880	$2.1758	$20.2077	$20.1824
12	886.3849	$22.1596	$0.1861	$2.3619	$19.7977	$19.7730
13	877.5210	$21.9380	$0.1843	$2.5462	$19.3918	$19.3676
14	868.7458	$21.7186	$0.1824	$2.7286	$18.9900	$18.9663
15	860.0584	$21.5015	$0.1806	$2.9092	$18.5923	$18.5691
16	851.4578	$21.2864	$0.1788	$3.0880	$18.1984	$18.1757
17	842.9432	$21.0736	$0.1770	$3.2650	$17.8086	$17.7863
18	834.5138	$20.8628	$0.1752	$3.4402	$17.4226	$17.4008
19	826.1686	$20.6542	$0.1735	$3.6137	$17.0405	$17.0192
20	817.9069	$20.4477	$0.1718	$3.7855	$16.6622	$16.6414
21	809.7279	$20.2432	$0.1700	$3.9555	$16.2877	$16.2673
22	801.6306	$20.0408	$0.1683	$4.1238	$15.9170	$15.8971
23	793.6143	$19.8404	$0.1667	$4.2905	$15.5499	$15.5305
24	785.6781	$19.6420	$0.1650	$4.4555	$15.1865	$15.1675
25	777.8214	$19.4455	$0.1633	$4.6188	$14.8267	$14.8082
26	770.0431	$19.2511	$0.1617	$4.7805	$14.4706	$14.4525
27	762.3427	$19.0586	$0.1601	$4.9406	$14.1180	$14.1004
28	754.7193	$18.8680	$0.1585	$5.0991	$13.7689	$13.7517
29	747.1721	$18.6793	$0.1569	$5.2560	$13.4233	$13.4065
30	739.7004	$18.4925	$0.1553	$5.4113	$13.0812	$13.0648

*	Because the Reference Distribution Amount for each year is assumed to be zero, the Tracking Fee Shortfall for each year is increased by the Annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the Annualized Tracking Fees for all previous years).

Cumulative Index Return	-26.03%
Annual Index Return	-1.00%
Annual Return on Securities**	-2.14%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3

Assumptions:

Annualized Tracking Rate:	0.84% per annum
Principal Amount:	$25.00
Initial Index Level:	1000.00

Year End	Index Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial Index Level)	C x Annualized Tracking Rate	Cumulative Total of D*	C – E	F – Redemption Fee
1	1010.0000	$25.2500	$0.2121	$0.2121	$25.0379	$25.0066
2	1020.1000	$25.5025	$0.2142	$0.4263	$25.0762	$25.0449
3	1030.3010	$25.7575	$0.2164	$0.6427	$25.1148	$25.0834
4	1040.6040	$26.0151	$0.2185	$0.8612	$25.1539	$25.1225
5	1051.0101	$26.2753	$0.2207	$1.0819	$25.1934	$25.1619
6	1061.5202	$26.5380	$0.2229	$1.3048	$25.2332	$25.2017
7	1072.1354	$26.8034	$0.2251	$1.5299	$25.2735	$25.2419
8	1082.8567	$27.0714	$0.2274	$1.7573	$25.3141	$25.2825
9	1093.6853	$27.3421	$0.2297	$1.9870	$25.3551	$25.3234
10	1104.6221	$27.6156	$0.2320	$2.2190	$25.3966	$25.3649
11	1115.6683	$27.8917	$0.2343	$2.4533	$25.4384	$25.4066
12	1126.8250	$28.1706	$0.2366	$2.6899	$25.4807	$25.4488
13	1138.0933	$28.4523	$0.2390	$2.9289	$25.5234	$25.4915
14	1149.4742	$28.7369	$0.2414	$3.1703	$25.5666	$25.5346
15	1160.9690	$29.0242	$0.2438	$3.4141	$25.6101	$25.5781
16	1149.3593	$28.7340	$0.2414	$3.6555	$25.0785	$25.0472
17	1137.8657	$28.4466	$0.2390	$3.8945	$24.5521	$24.5214
18	1126.4870	$28.1622	$0.2366	$4.1311	$24.0311	$24.0011
19	1115.2221	$27.8806	$0.2342	$4.3653	$23.5153	$23.4859
20	1104.0699	$27.6017	$0.2319	$4.5972	$23.0045	$22.9757
21	1093.0292	$27.3257	$0.2295	$4.8267	$22.4990	$22.4709
22	1082.0989	$27.0525	$0.2272	$5.0539	$21.9986	$21.9711
23	1071.2779	$26.7819	$0.2250	$5.2789	$21.5030	$21.4761
24	1060.5652	$26.5141	$0.2227	$5.5016	$21.0125	$20.9862
25	1049.9595	$26.2490	$0.2205	$5.7221	$20.5269	$20.5012
26	1039.4599	$25.9865	$0.2183	$5.9404	$20.0461	$20.0210
27	1029.0653	$25.7266	$0.2161	$6.1565	$19.5701	$19.5456
28	1018.7747	$25.4694	$0.2139	$6.3704	$19.0990	$19.0751
29	1008.5869	$25.2147	$0.2118	$6.5822	$18.6325	$18.6092
30	998.5010	$24.9625	$0.2097	$6.7919	$18.1706	$18.1479

*	Because the Reference Distribution Amount for each year is assumed to be zero, the Tracking Fee Shortfall for each year is increased by the Annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the Annualized Tracking Fees for all previous years).

Cumulative Index Return	-0.15%
Annual Index Return	-0.01%
Annual Return on Securities**	-1.06%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4

Assumptions:

Annualized Tracking Rate:	0.84% per annum
Principal Amount:	$25.00
Initial Index Level:	1000.00

Year End	Index Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial Index Level)	C x Annualized Tracking Rate	Cumulative Total of D*	C – E	F – Redemption Fee
1	990.0000	$24.7500	$0.2079	$0.2079	$24.5421	$24.5114
2	980.1000	$24.5025	$0.2058	$0.4137	$24.0888	$24.0587
3	970.2990	$24.2575	$0.2038	$0.6175	$23.6400	$23.6105
4	960.5960	$24.0149	$0.2017	$0.8192	$23.1957	$23.1667
5	950.9900	$23.7748	$0.1997	$1.0189	$22.7559	$22.7275
6	941.4801	$23.5370	$0.1977	$1.2166	$22.3204	$22.2925
7	932.0653	$23.3016	$0.1957	$1.4123	$21.8893	$21.8619
8	922.7447	$23.0686	$0.1938	$1.6061	$21.4625	$21.4357
9	913.5172	$22.8379	$0.1918	$1.7979	$21.0400	$21.0137
10	904.3821	$22.6096	$0.1899	$1.9878	$20.6218	$20.5960
11	895.3383	$22.3835	$0.1880	$2.1758	$20.2077	$20.1824
12	886.3849	$22.1596	$0.1861	$2.3619	$19.7977	$19.7730
13	877.5210	$21.9380	$0.1843	$2.5462	$19.3918	$19.3676
14	868.7458	$21.7186	$0.1824	$2.7286	$18.9900	$18.9663
15	860.0584	$21.5015	$0.1806	$2.9092	$18.5923	$18.5691
16	868.6589	$21.7165	$0.1824	$3.0916	$18.6249	$18.6016
17	877.3455	$21.9336	$0.1842	$3.2758	$18.6578	$18.6345
18	886.1190	$22.1530	$0.1861	$3.4619	$18.6911	$18.6677
19	894.9802	$22.3745	$0.1879	$3.6498	$18.7247	$18.7013
20	903.9300	$22.5982	$0.1898	$3.8396	$18.7586	$18.7352
21	912.9693	$22.8242	$0.1917	$4.0313	$18.7929	$18.7694
22	922.0990	$23.0525	$0.1936	$4.2249	$18.8276	$18.8041
23	931.3200	$23.2830	$0.1956	$4.4205	$18.8625	$18.8389
24	940.6332	$23.5158	$0.1975	$4.6180	$18.8978	$18.8742
25	950.0395	$23.7510	$0.1995	$4.8175	$18.9335	$18.9098
26	959.5399	$23.9885	$0.2015	$5.0190	$18.9695	$18.9458
27	969.1353	$24.2284	$0.2035	$5.2225	$19.0059	$18.9821
28	978.8266	$24.4707	$0.2056	$5.4281	$19.0426	$19.0188
29	988.6149	$24.7154	$0.2076	$5.6357	$19.0797	$19.0559
30	998.5010	$24.9625	$0.2097	$5.8454	$19.1171	$19.0932

*	Because the Reference Distribution Amount for each year is assumed to be zero, the Tracking Fee Shortfall for each year is increased by the Annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the Annualized Tracking Fees for all previous years).

Cumulative Index Return	-0.15%
Annual Index Return	-0.01%
Annual Return on Securities**	-0.89%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

You may receive Coupon Amounts during the term of the Securities, a Stub Reference Distribution Amount at maturity or call, or an Adjusted Coupon Amount upon call or early redemption. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities, any Stub Reference Distribution Amount you may be entitled to receive at maturity or call, or any Adjusted Coupon Amount you may be entitled to receive upon call or early redemption. If any Coupon Amounts were paid during the term of the Securities, any Stub Reference Distribution Amount was paid upon maturity or call, or any Adjusted Coupon Amount was payable upon call or early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts displayed above would have been higher (as a portion of the Accrued Tracking Fee would have been offset in calculating the Coupon Amounts or Adjusted Coupon Amount and/or the Cash Settlement Amounts or Call Settlement Amounts would have been increased by the Stub Reference Distribution Amount).

We cannot predict the actual Index Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the Securities will depend on the actual Final Index Level, the Accrued Tracking Fee and any Redemption Fee and whether any Coupon Amount was paid during the term of the Securities, any Stub Reference Distribution Amount is payable at maturity or call or any Adjusted Coupon Amount is payable upon call or early redemption. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Level, on any Index Business Day, the Final Index Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities will involve risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the markets to which the Index constituents are tied and other events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index constituents or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

You may lose some or all of your principal. Even if the Final Index Level is greater than the Initial Index Level, you may receive less than the Principal Amount of your Securities due to the Accrued Tracking Fee and/or the Redemption Fee.

The Securities are fully exposed to any decline in the level of the Index. If the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment at maturity or call, or upon early redemption. In addition, if any distributions that a Reference Holder would be entitled to receive from the Index constituents are not sufficient to cover the Monthly Tracking Fee (equivalent to 0.84% per annum multiplied by the applicable Current Indicative Value), the amount of the Accrued Tracking Fee (including the Tracking Fee Shortfall) or the Adjusted Tracking Fee Shortfall, as applicable will reduce the payment, if any, you will receive at maturity or call, or upon early redemption, which could result in a loss to you on your investment, even if the Final Index Level is greater than the Initial Index Level. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee equal to 0.125% of the Current Indicative Value. If the Final Index Level, as compared to the Initial Index Level, decreases or even if the Final Index Level, as compared to the Initial Index Level, increases, but does not increase sufficiently during the relevant period to offset the negative effect of any Accrued Tracking Fee or Adjusted Tracking Fee Shortfall and any Redemption Fee, as applicable, you will receive less than the Principal Amount of your investment at maturity or call, or upon early redemption of your Securities.

You are not guaranteed a coupon payment.

You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is less than the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date. The resulting Tracking Fee Shortfall, which is the difference between the Accrued Tracking Fee and the Reference Distribution Amount, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The Tracking Fee Shortfall as of the final Coupon Valuation Date, if any, will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period.

Similarly, you will not receive a coupon payment on a Redemption Date or Call Settlement Date if the Adjusted Reference Distribution Amount, calculated as of the Redemption Measurement Date or Call Valuation Date, as applicable, is less than the Adjusted Tracking Fee and Redemption Fee, calculated as of the Redemption Measurement Date, or the Adjusted Tracking Fee calculated as of the Call Valuation Date. The resulting Adjusted Tracking Fee Shortfall, which is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, will be included in the calculation of the Redemption Amount or the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, as applicable.

Risk Factors

Although the Index is designed to provide exposure to a diversified basket of publicly traded securities that historically have paid high dividends or distributions, no assurance can be given as to the amount, if any, of dividends or distributions that will be paid with respect to the Index constituents. As a result, the Reference Distribution Amount will vary depending on the Index constituents and the amount of dividends and distributions paid thereon.

The Final Index Level may be less than the Index Level on the Maturity Date, Redemption Date or Call Settlement Date, or at other times during the term of the Securities.

The Index Level on the Maturity Date, a Redemption Date or Call Settlement Date, or at other times during the term of the Securities, including dates near the Final Measurement Period, the Redemption Measurement Date or Call Measurement Period, as applicable, could be higher than the Final Index Level, because the Final Index Level is calculated based on the Index Levels measured on each Index Business Day in the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable. This difference could be particularly large if there is a significant increase in the Index Level after the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable, if there is a significant decrease in the Index Level around the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable, or if there is significant volatility in the Index Levels during the term of the Securities.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. Your Securities will be redeemed on a Redemption Date only if we receive a notice of early redemption from your broker by no later than 12:00 noon (New York City time) and a broker’s confirmation of redemption by no later than 5:00 p.m. (New York City time) on the applicable Redemption Notice Date. If we do not receive your notice of early redemption by 12:00 noon (New York City time), or the broker’s confirmation of redemption by 5:00 p.m. (New York City time) on the applicable Redemption Notice Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of early redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page S-55 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Notice Date is the Index Business Day on which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Redemption Measurement Date, which is the Index Business Day following the Redemption Notice Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Measurement Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Date. Owning the Securities is not the same as owning interests in the Index constituents or a security directly linked to the performance of the Index. The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index constituents or a security directly linked to the

Risk Factors

performance of the Index measured using any method other than average Index Levels, and held such investment for a similar period. In addition, any return on your Securities includes the negative effect of the Accrued Tracking Fee and any Redemption Fee.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

You have no rights or interests in any of the constituents underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any rights or interest in an Index constituent. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive distributions or any other rights with respect to the Index constituents. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index constituents.

The calculation of the Reference Distribution Amount, Adjusted Reference Distribution Amount and Stub Reference Distribution Amount is based on net, rather than gross, cash distributions, which may result in a lower Coupon Amount.

The Reference Distribution Amount, Adjusted Reference Distribution Amount and Stub Reference Distribution Amount are calculated based on the net cash distributions, if any, that a Reference Holder of the Index constituents would have received. This means that, if applicable, the cash distribution amounts that are used to calculate the Reference Distribution Amount, Adjusted Reference Distribution Amount and the Stub Reference Distribution Amount will reflect reductions for withholding taxes. Information about the relevant withholding tax rates that will be applied can be found at the Index Sponsor’s website at https://indices.nyx.com. Only the cash distributions of non-U.S. Index constituents in the Index, if any, will reflect such withholding taxes. This may result in a lower Coupon Amount than would have been paid if the Reference Distribution Amount, Adjusted Reference Distribution Amount and Stub Reference Distribution Amount were based on gross cash distributions. Such adjustments, if applicable, are made without regard to how UBS offsets or hedges its exposure arising from the issuance of the Securities. In the event that the calculation of the Reference Distribution Amount, Adjusted Reference Distribution Amount or Stub Reference Distribution Amount is affected by any applicable withholding taxes, UBS will not compensate for those such reductions by paying the additional amounts described in the accompanying prospectus under “Description of Debt Securities We May Offer — Payment of Additional Amounts”.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the Final Valuation Date when the Security Calculation Agent will determine your payment at maturity (if they are

Risk Factors

not subject to a call or early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

➢

the market prices of the Index constituents and the ETF constituents; volatility, earnings, financial conditions, corporate, industry and regulatory developments, and other events affecting the companies whose common shares and preferred stock make up the Index and the ETFs included in the Index;

➢	the dividend or distribution rates paid by the Index constituents and the ETF constituents;

➢	the prevailing prices and yields for the constituents of the Bond ETFs;

➢	the time remaining to the maturity of the Securities;

➢	supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index constituents and the ETF constituents, or that affect markets generally; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The Index comprises securities chosen based in part on their recent dividend or distribution yields.

The Index constituents have been chosen based in large part on their recent dividend or distribution yields, which reflects financial performance from only the recent past and is no guarantee of future performance. The Index constituents may not be the MLPs, BDCs, REITs, Mortgage REITs, equities and ETFs with the highest yields in the market over the term of the Securities, and thus may not result in relatively higher coupon payments and may result in no coupon payments at all. See “—You are not guaranteed a coupon payment”. Furthermore, the methodology of the Index may not result in the highest yielding securities in such asset classes being included in the Index. Even if the Index achieves its intended purpose of providing exposure to index constituents that distribute relatively higher coupon payments throughout the term of the Securities, the payment at maturity may be lower than the payment at maturity of securities linked to other indices that are composed of diversified asset classes and may result in a total return that is similar to, or lower than, securities linked to other indices that are composed of diversified asset classes.

The Index constituents are not equally weighted and changes in the values of the Index constituents may offset each other.

Because the Index constituents are not equally weighted, the same percentage change in two or more Index constituents will have different effects on the Final Index Level. For example, because the iShares iBoxx $ High Yield Corporate Bond Fund (NYSE Arca: HYG) and the PowerShares Emerging Markets Sovereign Debt Portfolio (NYSE Arca: PCY) each have a target weighting of 10% of the Index, any decrease in the value of these ETFs will have a significantly greater effect on the Final Index Level than a comparable percentage increase in the value of lesser weighted Index constituents. In addition, because

Risk Factors

the Securities are linked to an Index which tracks a diverse range of asset classes, price movements between the Index constituents representing different asset classes may not correlate with each other. At a time when the value of an Index constituent representing a particular asset class increases, the value of other Index constituents representing a different asset class may not increase as much or may decline. Therefore, in calculating the level of the Index, increases in the values of some of the Index constituents or asset classes may be moderated, or more than offset, by lesser increases or declines in the values of other Index constituents or asset classes.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on August 20, 2013, and therefore has no performance history prior to that date. Because the Index has no history prior to August 20, 2013, little historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the Securities. In addition, we are unable to provide hypothetical, or “back-tested”, Index returns; therefore you will not have any hypothetical data to consider when making an investment decision. The lack of hypothetical data may also make it difficult for you to evaluate the potential future performance of the Index.

Risk of investing in the real estate industry.

The Index is comprised of companies that invest, directly or indirectly, in real estate, such as Mortgage REITs, which subjects the value of the Index to many of the risks of owning real estate directly. Therefore, adverse economic, business or political developments affecting the value of real estate could have a major effect on the value of the Securities.

Risk of investing in Mortgage REITs.

Mortgage REITs are exposed to the risks specific to the real estate market as well as the risks that relate specifically to the way in which Mortgage REITs are organized and operated. Mortgage REITs receive principal and interest payments from the owners of the mortgaged properties. Accordingly, Mortgage REITs are subject to the credit risk of the borrowers to whom they extend credit. Credit risk refers to the possibility that the borrower will be unable and/or unwilling to make timely interest payments and/or repay the principal on the loan to a Mortgage REIT when due. To the extent that a Mortgage REIT invests in mortgage-backed securities offered by private issuers, such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, the Mortgage REIT may be subject to additional risks. Timely payment of interest and principal of non-governmental issuers may be supported by various forms of private insurance or guarantees, including individual loan, title, pool and hazard insurance purchased by the issuer. There can be no assurance that the private insurers can meet their obligations under the applicable insurance policies or guarantees. Unexpected high rates of default on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to a Mortgage REIT. The risk of such defaults is generally higher in the case of mortgage pools that include subprime mortgages. To the extent that a Mortgage REIT’s portfolio is exposed to lower-rated, unsecured or subordinated instruments, the risk of loss may increase, which may have a negative impact on the Securities.

Mortgage REITs are subject to significant interest rate risk. Interest rate risk refers to fluctuations in the value of a Mortgage REIT’s investment in fixed rate obligations resulting from changes in the general level of interest rates. When the general level of interest rates goes up, the value of a Mortgage REIT’s investment in fixed rate obligations goes down. When the general level of interest rates goes down, the value of a Mortgage REIT’s investment in fixed rate obligations goes up.

Risk Factors

Mortgage REITs typically use leverage and many are highly leveraged, which exposes them to leverage risk. Leverage risk refers to the risk that leverage created from borrowing may impair a Mortgage REIT’s liquidity, cause it to liquidate positions at an unfavorable time and increase the volatility of the values of securities issued by the Mortgage REIT. The use of leverage may not be advantageous to a Mortgage REIT. The success of using leverage is dependent on whether the investments made using the proceeds of leverage exceed the cost of using leverage. To the extent that a Mortgage REIT incurs significant leverage, it may incur substantial losses if its borrowing costs increase. Borrowing costs may increase for any of the following reasons: short-term interest rates increase; the market value of a Mortgage REIT’s assets decrease; interest rate volatility increases; or the availability of financing in the market decreases. During periods of adverse market conditions the use of leverage may cause a Mortgage REIT to lose more money than would have been the case if leverage was not used.

Mortgage REITs are subject to prepayment risk, which is the risk that borrowers may prepay their mortgage loans at faster than expected rates. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise. These faster than expected payments may adversely affect a Mortgage REIT’s profitability because the Mortgage REIT may be forced to replace investments that have been redeemed or repaid early with other investments having a lower yield. Additionally, rising interest rates may cause the duration of a Mortgage REIT’s investments to be longer than anticipated and increase such investments’ interest rate sensitivity.

Mortgage REITs, like all REITs, are subject to special U.S. federal tax requirements. A REIT’s failure to comply with these requirements may negatively affect its performance.

Mortgage REITs may be dependent upon their management skills and may have limited financial resources. Mortgage REITs are generally not diversified and may be subject to heavy cash flow dependency, default by borrowers and self-liquidation. In addition, transactions between Mortgage REITs and their affiliates may be subject to conflicts of interest which may adversely affect a Mortgage REIT’s unitholders.

Risk of investing in small- and medium-capitalization companies.

The Index is comprised of BDCs that are small- and medium-capitalization companies. Such companies may be more volatile and more likely than large-capitalization companies to have narrower product lines, fewer financial resources, less management depth and experience and less competitive strength. Returns on investments in securities of these companies could trail the returns on investments in securities of larger companies.

Risks of investing in ETFs.

The value of an ETF may not accurately track the value of the securities in which such ETF invests.

Although the trading characteristics and valuations of an ETF will usually mirror the characteristics and valuations of the securities in which such ETF invests, its value may not accurately track the value of such securities. The value of an ETF will reflect transaction costs and fees that the ETF constituents do not have. Accordingly, the performance of an ETF may not be equal to the performance of the ETF constituents during the term of the Securities. In addition, although an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such ETF or that there will be liquidity in the trading market.

Fluctuation of NAV.

The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of its constituents. The market prices of an ETF may fluctuate in accordance with changes in NAV and supply

Risk Factors

and demand on the applicable stock exchanges. In addition, the market price of an ETF may differ from its NAV per unit; the ETF may trade at, above or below its NAV per unit. Accordingly, NAV may not be an accurate measure of the Securities’ returns from an ETF.

Failure of the ETF to track the level of its underlying index.

While an ETF is designed and intended to track the level of a specific index (an “underlying index”), various factors, including fees and other transaction costs, will prevent the ETF from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the ETF will not be equal to the performance of its underlying index during the term of the Securities.

Risks of ETFs that invest in fixed income securities.

Five of the Index constituents are Bond ETFs that attempt to track the performance of indices composed of fixed income securities, including investment grade and high yield municipal bonds, high yield corporate bonds and emerging market sovereign bonds. Investing in the Securities, which are linked to the Bond ETFs, differs significantly from investing directly in bonds themselves and holding them until maturity since the values of the Bond ETFs fluctuate, at times significantly, during each trading day based upon the current market prices of the underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.

In general, fixed income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed income securities, including those underlying the Bond ETFs, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The eligibility criteria for the securities included in the indices that underlie the Bond ETFs, which each mandate that each security must have a minimum term remaining to maturity for continued eligibility, means that, at any time, only longer-term securities underlie the Bond ETFs, which thereby increases the risk of price volatility in the underlying securities and, consequently, the volatility in the value of the Bond ETFs. As a result, rising interest rates may cause the value of the bonds underlying the Bond ETFs, the Bond ETFs and, therefore, the Securities, to decline.

Interest rates are subject to volatility due to a variety of factors, including:

➢	sentiment regarding underlying strength in the U.S. and global economies;

➢	expectations regarding the level of price inflation;

➢	sentiment regarding credit quality in the U.S. and global credit markets;

➢	central bank policies regarding interest rates; and

➢	the performance of U.S. and foreign capital markets.

In addition, the prices of the Bond ETF constituents are significantly influenced by the creditworthiness of the issuers of the bonds. Such Bond ETF constituents may have their credit ratings downgraded, including a downgrade from investment grade to non-investment grade status, or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. For example, during the recent credit crisis in the United States, credit spreads widened significantly as the market demanded very high yields on a variety of

Risk Factors

bonds and, as a result, the prices of such bonds dropped significantly. There can be no assurance that some or all of the factors that contributed to this credit crisis will not continue or return during the term of the Securities, and, consequently, depress the price, perhaps significantly, of the underlying bonds and therefore the value of the Bond ETFs and the Securities.

Risks of ETFs that invest in high yield bonds.

The iShares® iBoxx $ High Yield Corporate Bond Fund (NYSE Arca: HYG), the Market Vectors High-Yield Municipal Index ETF (NYSE Arca: HYD) and the SPDR Nuveen S&P High Yield Municipal Bond ETF (NYSE Arca: HYMB) invest in U.S. dollar high yield corporate and municipal bonds and are therefore subject to high yield securities risk, being the risk that securities that are rated below investment grade (commonly known as “junk bonds,” including those bonds rated at BB+ or lower by S&P or Fitch or Ba1 or lower by Moody’s) may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit or default risk than higher-rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher-rated securities. In particular, high yield securities are often issued by smaller, less creditworthy companies or municipalities or by highly leveraged (indebted) firms or municipalities, which are generally less able than more financially stable firms or municipalities to make scheduled payments of interest and principal.

Risks of ETFs that invest in preferred stock.

The Securities are linked to ETFs that invest in preferred stock. Generally, preferred stockholders have no voting rights with respect to the issuing company unless certain events occur. In addition, preferred stock is subordinated to bonds and other debt instruments in a company’s capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on preferred stock typically must be declared by the issuer’s board of directors. An issuer’s board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued), and may suspend payment of dividends on preferred stock at any time. In the event an issuer of preferred stock experiences economic difficulties, the issuer’s preferred stock may lose substantial value due to the reduced likelihood that the issuer’s board of directors will declare a dividend and the fact that the preferred stock may be subordinated to other securities of the same issuer. There is a chance that the issuer of preferred stock will default (fail to make scheduled dividend payments on the preferred stock or scheduled interest payments). In addition, because some preferred stock may pay dividends at a fixed rate, the market price can be sensitive to changes in interest rates in a manner similar to bonds — that is, as interest rates rise, the value of the preferred stock is likely to decline. To the extent that the Preferred Stock ETFs invest a substantial portion of their assets in fixed rate preferred stock, rising interest rates may cause the value of the Preferred Stock ETFs’ investments to decline significantly.

Risks of ETFs that invest in municipal bonds.

The Securities are linked to ETFs that invest in municipal bonds. Municipal securities issuers may face local economic or business conditions (including bankruptcy) and litigation, legislation or other political events that could have a significant effect on the ability of the municipality to make payments on the interest or principal of its municipal bonds. In addition, because municipalities issue municipal securities to finance similar types of projects, such as education, healthcare, transportation, infrastructure and utility projects, conditions in those sectors can affect the overall municipal bond market. Furthermore, changes in the financial condition of one municipality may affect the overall municipal bond market.

Risk Factors

Risks associated with the financial services sector.

The financial services sector includes companies engaged in banking, commercial and consumer finance, investment banking, brokerage, asset management, custody or insurance. Because the Index includes U.S. equities, Mortgage REITs, BDCs and ETFs, which may operate in or invest in the financial services sector, the Securities are sensitive to changes in, and its performance may depend on, the overall condition of the financial services sector. Companies in the financial services sector may be subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain. The profitability of companies in the financial services sector may be adversely affected by increases in interest rates. The profitability of companies in the financial services sector may be adversely affected by loan losses, which usually increase in economic downturns. In addition, the financial services sector is undergoing numerous changes, including continuing consolidations, development of new products and structures and changes to its regulatory framework. Furthermore, increased government involvement in the financial services sector could result in a change of the Index’s exposure to financial institutions. Developments in the credit markets since the financial crisis beginning in 2008 have caused companies operating in the financial services sector to incur large losses, experience declines in the value of their assets and even cease operations.

Risks associated with foreign securities markets.

The Securities are linked to ETFs that invest in stocks and bonds issued by foreign issuers. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. issuers involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings in non-U.S. issuers, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. issuers than about those U.S. issuers that are subject to the reporting requirements of the SEC, and non-U.S. issuers are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting issuers. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. issuers or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

Risks associated with emerging market issuers.

The Securities are linked to shares of the PowerShares Emerging Markets Sovereign Debt Portfolio (NYSE Arca: PCY) and the SPDR® S&P Emerging Markets Dividend ETF (NYSE Arca: EDIV), and therefore, are subject to emerging markets risk. Investments in securities linked directly or indirectly to emerging market securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market issuers may be more volatile and may be affected by market developments differently than U.S. issuers. Government interventions to stabilize securities markets and cross-shareholdings may

Risk Factors

affect prices and volume of trading of the securities of emerging market issuers. Economic, social, political, financial and military factors could, in turn, negatively affect such issuers’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market issuers or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are susceptible, before making a decision to invest in the Securities.

Risks associated with the energy industry.

All of the MLPs and some of the U.S. equities and ETFs included in the Index are engaged in or exposed to the energy industry, including the oil and gas sector. MLPs and equities in the energy industry are significantly affected by a number of factors including:

➢	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

➢	changes in tax or other laws affecting master limited partnerships generally;

➢	regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;

➢	changes in the relative prices of competing energy products;

➢	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

➢	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

➢	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products; and

➢

uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index constituents to decline during the term of the Securities.

Currency exchange rate risk.

The Securities are linked to ETFs that invest in securities that are traded and quoted in foreign currencies on non-U.S. markets. Therefore, holders of the Securities will be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which such ETFs may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. securities strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security in the portfolios of such ETFs. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the securities in which such ETFs invest will be adversely affected and the value of the Securities may decrease.

Risk Factors

The Coupon Amount, Adjusted Coupon Amount, Reference Distribution Amount, Adjusted Reference Distribution Amount and Stub Reference Distribution Amount may be subject to exchange rate risk.

The Reference Distribution Amount, Adjusted Reference Distribution Amount and the Stub Reference Distribution Amount are calculated based on the net cash distributions, if any, of the Index constituents. Coupon Amounts and Adjusted Coupon Amounts, if any, are based on the Reference Distribution Amount and Adjusted Reference Distribution Amount, respectively, and will be paid in U.S. dollars. In the event that some of the net cash distributions on the Index constituents are paid in non-U.S. dollar currencies, such distributions will be converted into U.S. dollars by the Security Calculation Agent as described under “Specific Terms of the Securities” and, consequently, will be subject to exchange rate risk.

Your exposure to exchange rate risk, if any, will depend on the extent to which the non-U.S. dollar currency strengthens or weakens against the U.S. dollar. If the U.S. dollar strengthens against the relevant non-U.S. dollar currency, the U.S. dollar value of the Index constituent’s net cash distributions will be adversely affected and the Coupon Amount, Reference Distribution Amount, Adjusted Reference Distribution Amount and Stub Reference Distribution Amount will be reduced.

Foreign currency exchange rates vary over time, and may vary considerably during the term of the Securities. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

➢	rates of inflation;

➢	interest rate levels;

➢	the balance of payments among countries;

➢	the extent of government surpluses or deficits in the relevant foreign country and the United States;

➢	government or central bank intervention, or intervention by supranational entities, in each case in the foreign exchange or other financial markets; and

➢	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance. See “Specific Terms of the Securities” for more information about cash distributions.

NYSE Arca may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Index and the end-of-day closing value of the Index.

The Securities are listed on the NYSE Arca. NYSE Group, Inc. serves as the Index Sponsor and NYSE Arca serves as the Index Calculation Agent. NYSE Arca is not under any obligation to continue to calculate the intraday indicative value of the Index and end-of-day official closing value of the Index or required to calculate similar values for any Successor Index. If NYSE Arca discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities are not approved for listing, or if they are approved and later become delisted, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Risk Factors

NYSE Arca may adjust the Index in a way that affects the Index Level, and NYSE Arca does not have any obligation to consider your interests.

NYSE Arca is responsible for calculating and publishing the Index. NYSE Arca can add, delete or substitute the equity securities underlying the Index constituents or make other methodological changes that could change the Index Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, NYSE Arca may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. NYSE Arca does not have any obligation to consider your interests in calculating or revising the Index. See “The NYSE® Diversified High Income Index.”

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities following the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend or cease sales of the Securities at any time, at our sole discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. Furthermore, on a Call Settlement Date on any Business Day on or after September 23, 2014, through and including the Maturity Date, we may elect to redeem all, but not less than all, issued and outstanding Securities.

Changes that affect the composition and calculation of the Index will affect the market value of the Securities and the Redemption Amount.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Level or the Final Index Level is not available because of a market disruption event or for any other reason, the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Level or Final Index Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no Successor Index on the date when the Index Level or Final Index Level is required to be determined, the Security Calculation Agent will determine the relevant Index levels using the closing level and published share weighting of each Index constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “The NYSE® Diversified High Income Index — Corporate Actions.”

Historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity or call, or upon early redemption, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement. The performance of the Index constituents will determine the Index Level on any given Redemption Date, the Maturity Date, Call Settlement Date or at other times during the term of the Securities. As a result, it is impossible to predict whether the Index Level will rise or fall.

Risk Factors

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities are listed on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. If an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price and you may suffer significant losses.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value. Conversely, unpredictable factors could cause the Securities to trade at a discount from the intraday indicative value, which may result in a loss of your investment if you sell your Securities in the secondary market.

Trading and other transactions by UBS or its affiliates in the Index constituents, futures, options, ETFs or other derivative products on such Index constituents or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-67, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or ETFs or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or ETFs or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index constituents and/or the level of the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index constituents and other investments relating to the Index constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index constituents and the level of the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index constituents or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Risk Factors

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index constituents, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. The Securities are linked to an Index that is intended to measure the performance of a diversified basket of publicly-traded securities that historically have paid high dividends or distributions. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could have an adverse impact on the market value of the Securities.

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist a constituent included in the Index. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the Securities. An Index constituent may also be removed from the Index, as described under “The NYSE® Diversified High Income Index.”

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page S-60. The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index constituents or the Index has occurred or is continuing on a day during the Call Measurement Period or the Final Measurement Period, or on the Redemption Measurement Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

Risk Factors

The Security Calculation Agent can postpone the determination of the Final Index Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable measurement period.

The determination of the Final Index Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Measurement Period, Call Measurement Period or Redemption Measurement Date for the Securities be postponed by more than three Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Index Business Days. If the Final Measurement Period, Call Measurement Period, or Redemption Measurement Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period or the Call Measurement Period, or will be the Redemption Measurement Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with NYSE Group, Inc., the Index Sponsor (except for the licensing arrangements discussed under “The NYSE® Diversified High Income Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity. The Security Calculation Agent may designate a Successor Index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no Successor Index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-61 and “Specific Terms of the Securities — Security Calculation Agent” on page S-60. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Security Calculation Agent determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any of the Index constituents. Any such Index calculation disruption events

Risk Factors

may have an adverse impact on the level of the Index or the manner in which each is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

UBS may redeem the Securities prior to the Maturity Date.

On any Business Day on or after September 23, 2014, UBS may elect to redeem all, but not less than all, of the outstanding Securities upon not less than sixteen calendar days’ prior notice. If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns.

If UBS were to be subject to restructuring proceedings, the market value of the Securities may be adversely affected.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, FINMA is authorized to open restructuring proceedings (Sanierungsverfahren) or liquidation (bankruptcy) proceedings (Bankenkonkurs) in respect of, and/or impose protective measures (Schutzmassnahmen) in relation to, UBS. The Swiss Banking Act, as last amended as of January 1, 2013, grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium (Stundung) or a maturity postponement (Fiilligkeitsaufschub), which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. As of the date of this prospectus supplement, there are no precedents as to what impact the revised regime would have on the rights of holders of the Securities or the ability of UBS to make payments thereunder if one or several of the measures under the revised insolvency regime were imposed in connection with a resolution of UBS.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page S-9, “Material U.S. Federal Income Tax Consequences” on page S-68, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

The IRS may assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract (such as the forward contract that is represented by the Securities) with respect to a pass-thru entity, and (ii) partnerships, regulated investment companies, and

Risk Factors

real estate investment trusts are considered to be pass-thru entities. We expect that (i) the BDCs and ETFs that are referenced by the Index will generally be treated as regulated investments companies for tax purposes, (ii) the MLPs that are referenced by the Index will generally be treated as partnerships for tax purposes, and (iii) the REITs and Mortgage REITs that are referenced by the Index will generally be treated as real estate investment trusts for tax purposes. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260 of the Code, then the Excess Gain Amount, if any, you realize upon the sale, exchange or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such Excess Gain Amount). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 beginning on page S-69 and are urged to consult your own tax advisor regarding the potential application of these rules.

The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether gain or loss that is recognized upon the sale or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-68 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

The NYSE® Diversified High Income Index

We have derived all information contained in this prospectus supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes to its constituents, which govern the management and calculation of the Index, from publicly available sources, without independent verification. A rule book governing these matters, including the complete Index methodology, is published by NYSE Group, Inc., the Index Sponsor, and available at www.nyse.com/indices. The rule book reflects the policies of, and is subject to change by, the Index Sponsor. UBS has not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. The composition of the Index is determined by the Index Sponsor based upon a methodology designed by the Index Sponsor, and the Index Closing Levels are calculated and published by NYSE Arca® , the Index Calculation Agent. The NYSE Arca® Index Committee is responsible for the day to day management of the Index and reviews all rule book modifications and Index constituent changes. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index.

Introduction

The Index measures the performance of a broad, diversified basket of 138 publicly-traded securities that historically have paid high dividends or distributions (referred to herein as “dividends”). The Index’s features and construction seek to highlight yield while the diversity of the Index constituent sectors seeks to minimize volatility. The Index methodology incorporates minimum free float market capitalization, dividend yield and frequency, liquidity and asset class and sector weighting requirements. The Index is rebalanced quarterly to maintain the Index target weightings set forth in Table 1 below. The Index is a price return index (i.e., the reinvestment of dividends is not reflected in the Index). Net total return and gross total return versions of the Index are also calculated. As of November 3, 2014, the Index was comprised of 138 Index constituents with the largest Index constituent weighted at 10.24% and the smallest Index constituent weighted at 0.01%. A list of the securities included in the Index as of November 3, 2014 is contained in Annex A to this prospectus supplement. Current information about the Index constituents is available at www.nyse.com/indices.

Historical Information

The Index was launched on August 20, 2013 (the “Index Commencement Date”). The base date for the Index is July 31, 2013 (the “Base Date”) and the base value is 1000.00. The Index has limited historical performance due to its recent launch date. You should make your own investigation of the Index, the Index constituents and the performance history of the Index constituents prior to investing in the Securities. See “Risk Factors — There are uncertainties regarding the Index because of its limited performance history” and “Risk Factors — Historical levels of the Index should not be taken as an indication of future performance during the term of the Securities”.

Index Constituent Criteria

Eligible Securities

To be included in the Index, each constituent must be an “eligible security”, which are the following types of securities: (1) BDCs, (2) Energy MLPs, (3) Mortgage REITs, (4) REITs, (5) U.S.-listed equities or (6) ETFs representing international equities, municipal bonds, high-yield bonds, emerging market bonds or preferred stock. We refer to BDCs, Energy MLPs, Mortgage REITs, REITs, ETFs, U.S.-listed equities, international equities, municipal bonds, high-yield bonds, emerging markets bonds and preferred stock as “Sectors”. BDCs, Energy MLPs, Mortgage REITs, REITs and U.S. equities are referred to as the “Non-ETF Sectors” and international equities, municipal bonds, high-yield bonds, emerging markets bonds and preferred stock are referred to as the “ETF Sectors”.

The NYSE® Diversified High Income Index

In addition, each constituent must have its primary listing on the NYSE, NYSE MKT, NYSE Arca®, NASDAQ Global Select, NASDAQ Global Market or NASDAQ Capital Market exchanges (the “Constituent Exchanges”).

The Index constituents are then selected based on the Sector target weightings and the eligibility criteria described below under “— Sector Target Weightings” and “— Index Construction”, respectively. The ETFs currently included in the Index are described under “— Description of the ETF Constituents” below.

Only one class of listed security is permitted per issuer. Generally, the most active listed security (by volume) is used in situations where more than one listed security exists.

The following types of securities are excluded from the Index: (1) securities that are not primary-listed on the Constituent Exchanges, (2) for the U.S.-listed Equities Sector, securities of companies that have less than $2.0 billion in free float market capitalization, (3) for the Non-ETF Sectors, any security that does not pay dividends on a monthly or quarterly frequency (for the avoidance of doubt, securities paying annual, semi-annual, irregular or no dividends will be excluded from the Index), (4) royalty trusts, (5) exchange-traded notes, (6) for the Non-ETF Sectors, ETFs, (7) unit investment trusts and (8) closed-end funds.

Sector Target Weightings

Index constituents are selected and added to the Index based on the allocations and weightings specified in the table below. The target weightings will not change other than as a result of price/value movements in the Index constituents between the quarterly rebalancing described below. The Index constituents will be rebalanced to the target weightings on a quarterly basis on each Review Date (as defined below). See “— Index Review and Rebalancing” below. Each Sector is mutually exclusive and a security can only be considered for inclusion in the Index in one Sector.

Table 1 — Asset Class and Sector Target Weightings

Asset Class	Asset Class Weighting	Sector	Sector Securities	Number of Constituents	Sector Target Weighting
Equities	60.00%	BDCs	BDCs	15	15.00%
		Energy MLPs	Energy MLPs	25	15.00%
		Mortgage REITs	Mortgage REITs	15	7.50%
		REITs	REITs	20	7.50%
		U.S.-listed Equities	U.S.-listed Equities	50	7.50%
		International Equities	International Equities ETFs	4	7.50%
Fixed Income, Bonds and Related Assets	40.00%	Municipal Bonds	Municipal Bond ETFs	3	10.00%
		High Yield Bonds	High Yield Bond ETF	1	10.00%
		Emerging Markets Bonds	Emerging Markets Bond ETF	1	10.00%
		Preferred Stock	Preferred Stock ETFs	4	10.00%

The NYSE® Diversified High Income Index

Index Construction

Selection of Constituents in the Non-ETF Sectors:

All securities eligible for the Non-ETF Sectors are selected using the filters described below.

Filter #1

All securities eligible for the Non-ETF Sectors must first pass a “Liquidity Test”, which requires that each security’s Liquidity be greater than or equal to its Sector Liquidity Threshold, where:

Liquidity (for each security) = a security’s average daily traded value for last 60 Trading Days

Sector Liquidity Threshold = ($50,000,000 x Sector Target Weighting) / (Number of Constituents) / Liquidity Multiplier, where:

➢	Sector Target Weighting, for each Sector, is specified in Table 1 above

➢	Number of Constituents, for each Sector, is specified in Table 1 above

➢	Liquidity Multiplier = 0.20

Only those securities whose Liquidity passes the Liquidity Test remain eligible for inclusion and are subject to Filter #2.

Filter #2

The securities that meet the Liquidity Test above are further screened based on a “Yield Test”, which requires that each security’s Dividend Yield be less than or equal to its Sector Yield Cap, where:

Dividend Yield (for each security) = the sum of a security’s gross dividends that have gone ex-dividend over the prior 12 months, divided by that security’s closing price on the Review Date.

Sector Yield Cap (for each Sector) = Average Sector Dividend Yield x Yield Multiplier, where:

➢	Average Sector Dividend Yield = the average of the Dividend Yields of the eligible securities in each Sector

➢	Yield Multiplier = 2

Following the application of Filters #1 and #2, the remaining securities within each Sector are ranked by their Dividend Yields (from highest to lowest). For each Sector, the highest-ranking securities are chosen for inclusion in the Index based on the Number of Constituents permitted in each Sector as specified in the table above.

Selection of Constituents in the ETF Sector

The securities in the ETF Sector as of November 3, 2014 consist of those listed under “— Description of the ETF Constituents” below. Each such ETF, as well as any replacement ETF, can be replaced at quarterly reviews and rebalances by one or more ETFs that, in the opinion of the Index Committee, are in the same ETF Sector as that of the replaced ETF. Such replacements will only be made when an ETF in the Index has delisted.

Weighting of Index Constituents

Index constituents within each Non-ETF Sector are proportionally weighted by their unadjusted market capitalizations within their respective Non-ETF Sectors. ETFs are proportionally weighted by their assets under management within their respective ETF Sectors (i.e., the International Equities, Municipal Bond, High Yield Bond, Emerging Markets Bond and Preferred Stock Sectors).

The NYSE® Diversified High Income Index

At quarterly reviews and rebalances, the number of shares to be included in the Index for each new or existing Index constituent will be updated to reflect its respective weightings as determined in accordance with the proportional weighting described above.

Although free float market capitalization is utilized in some aspects of the initial Index universe determination, there will be no direct application on the Index weightings. There will also be no direct capping of Index constituent weightings in the Index. Sectors weightings will be capped in accordance with the table above.

Calculation of the Index

The Index is calculated on a price return basis in accordance with the formula set forth below.

On any Index Calculation Date, t, the Index Value (Indext) is calculated as follows:

Indext	=	1	×	S Pi,t Qi,t [i]
Dt

Index0 = 1000.00 (Base Index level)

D0 = 10,000.00 (Initial Index Divisor)

where:

t	means the Index Calculation Date (t)

Dt	means the Index Divisor on Index Calculation Date (t)

Pi,t	means the price of the Index constituent (i) on Index Calculation Date (t)

Qi,t	means the number of shares of Index constituent (i) on Index Calculation Date (t)

The initial Index Divisor of 10,000.00 was based on the initial capitalization base of the Index and base level of 1000.00. The Index Divisor will be adjusted as a result of corporate actions and Index changes in order to maintain the Index level relative to changes in the Index market capitalization. See “— Corporate Actions” below.

Pursuant to an agreement entered into between the Index Sponsor and the Index Calculation Agent, the Index Calculation Agent will provide index calculation services with respect to the Index, including, but not limited to, calculation of intraday and closing values of the Index (each an “Index Value”).

Reference Prices and Dissemination of Index Values

The opening level of the Index is calculated using the last known price of each traded Index constituent as reported on the Consolidated Tape. In the case of Index constituents that have either not traded or are halted/suspended, the previous day’s reference prices shall be used, and for IPOs, buyouts and swap offers, estimated prices shall be used. Estimated prices are determined based on information provided by the relevant exchange or issuer.

The intraday level of the Index is calculated based on the most recent Index constituent price of each Index constituent, as reported on the Consolidated Tape. The level of the Index is published every 15 seconds. The Index is calculated every 5 seconds from 09:30 a.m. (Eastern Time) until the Constituent Exchanges cease regular daytime trading on the days the Constituent Exchanges are open for trading. The closing level of the Index is calculated using the published price or the published official closing price, as applicable, of each Index constituent on its primary exchange.

The NYSE® Diversified High Income Index

The Index Calculation Agent retains the right to delay the publication of the opening level of the Index. Furthermore, the Index Calculation Agent retains the right to suspend the publication of the level of the Index or to mark the indicative level of the Index if it believes that exceptional market conditions prevent the proper calculation of the Index.

If trades are cancelled, the Index will not be recalculated unless the Index Calculation Agent decides otherwise.

Currency Rate

The base currency of the Index is U.S. dollars. Index constituent prices that are quoted in currencies other than the U.S. dollar will be converted to U.S. dollars using the Bloomberg L160 Currency Fix, taken as of 16:00 London time and utilizing the midpoint of the bid and ask provided.

Index Review and Rebalancing

The Index constituents have the target weightings shown in Table 1 above. Due to price/value movements in the Index constituents, these weightings will fluctuate over time. To keep the Index from diverging from these target weightings for extended periods, the Index will be rebalanced quarterly after the close of trading on the last trading day of February, May, August, and November (each an “Effective Date”). The general purpose of the quarterly review of the Index is to ensure that the selection and weighting of the Index constituents continues to reflect the intended asset allocations. The quarterly reviews and rebalances will occur at the close of trading on the third trading day prior to the Effective Date (the “Review Date”) using market data available at the close of trading on the Review Date. The inclusion of new Index constituents and the weightings resulting from the quarterly review and rebalance will be announced at least two trading days prior to the Effective date. For example, if February 28th is an Effective date, the corresponding Review Date is February 25th and the resulting Index constituents will be announced no later than February 26th (assuming such dates are trading days). In the event of a takeover or other exceptional corporate actions, the Index Calculation Agent has the right to revise the Index constituent selection from the time the announcement is published up to the close of trading on the trading day preceding the Effective Date. See “— Corporate Actions” below.

Index Governance

The NYSE Arca® Index Committee (the “Index Committee”) is responsible for the day-to-day management of the Index. The Index Committee reviews all rule book modifications and Index constituent changes to ensure that they are made objectively and without bias. The Index Calculation Agent believes that information regarding rule book modifications and Index constituent changes is material and can have an impact on the market. Consequently, all Index Committee discussions and decisions are confidential. The Index Committee will be comprised of a selected group of NYSE Euronext employees.

In cases which are not expressly covered by the Index rules, operational adjustments to the Index may be made in accordance with the Index’s objective of measuring the performance of a broad, diversified basket of securities that historically have paid high dividends. Operational adjustments may also take place if, in the opinion of the Index Calculation Agent, it is desirable to do so to maintain a fair and orderly market in derivatives on this Index and/or the adjustment is in the best interests of the investors in products based on the Index and/or the proper functioning of the markets.

The Index rules may be supplemented, amended in whole or in part, revised or withdrawn at any time. Supplements, amendments, revisions and withdrawals may also lead to changes in the way the Index compiled or calculated or affect the Index in another way. The Index Calculation Agent will submit all

The NYSE® Diversified High Income Index

decisions regarding supplementing, amending, revising or withdrawing these rules to the Index licensee(s) for recommendations and feedback. Changes will be reflected in the rule book and will be published electronically at www.nyse.com/indices.

Corporate Actions

The Index may be adjusted in order to maintain the continuity of the Index level and its intended composition. Any adjustment to the Index is intended to ensure that the Index continues to reflect as closely as possible the Index’s objective of measuring the performance of a broad, diversified basket of securities that typically pay high dividends. Adjustments will be made in response to events involving Index constituents in order to mitigate or eliminate the effect of such event on the Index.

If an Index constituent is removed from the Index due to any of the corporate actions described below, the Index Divisor will be decreased to maintain the Index level relative to the lower Index market capitalization. Index constituents, including ETFs, that are removed intra-quarter will not be replaced until the next quarterly review and rebalancing. In between the quarterly reviews and rebalances, the number of shares of an Index constituent will remain unchanged outside of the effects of corporate actions.

A Corporate Action may include any of the following events, and will result in the following adjustments:

➢

Mergers and Acquisitions. If a takeover offer, merger, acquisition, liquidation, bankruptcy filing or similar situation will significantly affect the Index constituent’s trading liquidity, the Index constituent will be removed from the Index. Such removal would result in an Index Divisor decrease. In the case of a takeover that is paid primarily in shares, the Index constituent may be replaced by the acquiring company. Such change would result in an Index Divisor decrease. In rare circumstances, where an Index constituent has, in the opinion of the Index Calculation Agent, ceased to be a viable Index constituent, the Index constituent in question will either be removed or will be replaced by the acquiring company (if applicable). The Index Calculation Agent reserves the right to impose additional conditions for removal, if applicable.

➢

De-listings, suspensions and Issuer distress. If trading in an Index constituent is suspended or if it is subject to a special listing regime, the Index Calculation Agent will consider whether the Index constituent should be removed on the understanding that a transitional period with a maximum of three months may be observed. When an Index constituent is removed following suspension, it will be removed at its suspension price unless otherwise decided by the Index Calculation Agent.

➢	In the event that the trading in an Index constituent is suspended, the last known price established during regular daytime trading on its primary exchange will be used.

➢	If an Index constituent is to be delisted from an exchange, it will be removed from the Index as soon as possible and on a day announced by the Index Calculation Agent.

➢

The Index constituent will be deleted from the Index based on either the last known price established during regular daytime trading or a non-zero price determined by the Index Calculation Agent, resulting in an Index Divisor decrease. In the latter case, the Index constituent may also be deleted at USD 0, resulting in no change to the Index Divisor.

➢

Corporate Spin-Offs. If the issuer of an Index constituent undergoes a corporate spin-off (meaning a legal de-merger, a split-up or other situation which the Index Calculation Agent deems to be similar), the securities of the issuer(s) resulting from the spin-off, as well as those of the original issuer, will continue to be Index constituents, provided that such securities meet Index eligibility requirements. In such cases, the Index may temporarily consist of fewer than or more than 138 Index constituents until the next quarterly review and rebalance occurs.

The NYSE® Diversified High Income Index

➢

The removal of securities of any non-qualifying issuer resulting from a spin-off will take place after the close of trading on the first day of trading in the securities of that issuer. If all issuers resulting from the spin-off are to be removed, the removal will take place at the close of trading on the last trading day before the spin-off. Either scenario results in an Index Divisor decrease.

➢

Newly Listed Securities. Newly listed securities are considered for inclusion in the Index at the next available quarterly review and rebalance. This results in either an Index Divisor increase or decrease, depending on whether the market cap of the new Index composition is greater or less than that of the old Index composition. Where the market cap of the new Index composition is greater than the old Index composition, the Index Divisor will be increased. Where the market cap of the new Index composition is less than the old Index composition, the Index Divisor will be decreased.

➢

Dividends. The price return version of the Index will be adjusted for dividends that are considered special dividends. The adjustment of the Index takes place by a reduction of the closing price of the Index constituent in question. Subsequently the Index Divisor will be decreased in order to maintain the Index level. The adjustments will be based on net dividend amounts. The criteria used to decide whether a dividend should be considered a special dividend are: (a) the declaration by an issuer of a dividend that is additional to those dividends declared as part of both the issuer’s normal results and normal dividend reporting cycle (for the avoidance of doubt, a mere adjustment in the timing of the declaration of an issuer’s expected dividend will not be considered a special dividend); or (b) the identification of an element of a dividend paid in line with both an issuer’s normal results and normal dividend reporting cycle as an element that is unambiguously additional to the issuer’s normal payment (e.g., the issuer includes a designated special cash dividend as part of an ordinary dividend during its normal dividend reporting cycle).

➢

No adjustment will be made for (a) payment of ordinary dividends, irrespective of how they are financed; (b) issuance of redeemable shares/units or any other entitlement in lieu of an ordinary dividend, or (c) unexpected increase or decrease, resumption or cessation, or change in frequency to an ordinary dividend.

➢

Rights Issues and Other Rights. In the event of a rights issue, the new shares of the affected Index constituent will be included in the Index on the ex-date of the rights issue and an adjusted closing price will be applied, as calculated by the Index Calculation Agent. The adjustment will be made based on the number of shares of the affected Index constituent currently in the Index. The Index Divisor will be increased or decreased in such a way that the level of the Index remains the same. The new shares are added only if (i) less than 0.4 new shares are issued for every share currently held; and (ii) the new shares are fungible with the existing line of shares (e.g. no dividend disadvantage). Otherwise the Index is adjusted based on the value of the rights only. The Index will be adjusted only if the rights represent a positive value. Such adjustment results in a decreased Index Divisor. The Index will also be adjusted, and the Index Divisor decreased, if a value can be attributed to a subscription right for convertible bonds, bonds with warrants or warrants with preferential rights for shareholders or similar situations.

➢

Bonus Issues, Stock Splits and Reverse Stock Splits. For bonus issues, stock splits and reverse stock splits, the number of shares of the affected Index constituent in the Index will be adjusted in accordance with the ratio given in the corporate action. The Index Divisor will not be adjusted because of this. The Index Calculation Agent may regard a bonus issue as the issue of an entitlement in lieu of an ordinary dividend and therefore treat this in accordance with the treatment of dividends described above.

The NYSE® Diversified High Income Index

Market Disruption Events

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, the Index Sponsor will calculate the closing price of the Index based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the prices will be from the primary exchange for each Index Constituent. If an exchange fails to open due to unforeseen circumstances, the Index will use the prior day’s closing prices. If all exchanges fail to open, the Index Sponsor may determine not to publish the Index for that day.

Historical Performance

The historical information presented below is based on the actual performance of the Index. Any historical upward or downward trend in value of the Index during the period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical Index returns do not give an indication of the future performance of the Index. UBS cannot make any assurance that the future performance of the Index will result in holders of the Securities receiving a positive return on their investment.

The table below shows the historical performance of the price return version and the total return version of the NYSE® Diversified High Income Index from August 21, 2013 through December 31, 2013 and January 1, 2014 through November 3, 2014.

	Price Return		Total Return
Year	Ending Level	Annual Return	Ending Level	Annual Return
2013 (8/21/13 through 12/31/13)	992.58	3.17%	1,015.09	5.14%
2014 (through 11/3/14)	1,023.73	3.14%	1,086.88	7.07%

Historical results are not indicative of future results.

The table below shows the historical returns of the total return version of the Index from August 21, 2013 through November 3, 2014 in comparison with the returns of the total return versions of the NYSE® Diversified High Income Net Total Return Index, the NASDAQ Multi-Asset Diversified Income IndexSM Total Return and the S&P 500® Total Return Index for the same period.

	NYSE® Diversified High Income Index	NYSE® Diversified High Income Net Total Return Index	NASDAQ Multi- Asset Diversified Income IndexSM Total Return	S&P 500® Total Return Index
Total Return	6.40%	12.58%	15.99%	25.81%
Annualized Return	5.30%	10.35%	13.12%	21.03%

Historical information presented is as of November 3, 2014 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. See “Risk Factors — The Index has a limited performance history” for a discussion of the risk that limited information is available to evaluate the potential future performance of the Index.

The NYSE® Diversified High Income Index

The graph below is based on the performance of the total return versions of the Index, the NYSE® Diversified High Income Net Total Return Index, the NASDAQ Multi-Asset Diversified Income IndexSM Total Return and the S&P 500® Total Return Index.

Announcements

Changes to the Index, its components or its rules will be made public by an Index announcement which will be published electronically at http://www.nyse.com/indices and the inclusion of new Index constituents and the weightings resulting from the quarterly review and rebalance will be announced at least two trading days prior to the effective date. Announcements detailing the removal of an Index constituent will be made before 3:00 p.m. (eastern time) on the trading day preceding the effective date of its removal. In the case of a corporate event that could affect one or more Index constituents, the intended treatment of the event will be announced before 3:00 p.m. (eastern time) on the trading day preceding the effective date of such treatment. Once the corporate action has taken place, the changes will be confirmed in a separate announcement on the morning of such effective date. Barring exception, a period of at least two months will pass between the date a proposed rule change is published and the date it comes into effect. Exceptions can be made only if the rule change is not in conflict with the interests of an affected party. Urgent treatments or late notices may require deviation from the standard timing described above.

Description of the ETF Constituents

A description of each ETF included in the Index as of the date of this prospectus supplement follows below. We are not incorporating by reference the websites or sources listed in this section nor are we incorporating by reference any of the material such websites or sources include in any disclosure documents.

The NYSE® Diversified High Income Index

International Equities ETFs

The SPDR® S&P International Dividend ETF (“DWX”) seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the S&P International Dividend Opportunities® Index, an index that is designed to measure the performance of the 100 highest dividend-yielding common stocks and American Depository Receipts (“ADRs”) listed in primary exchanges of countries included in the S&P/Citigroup Broad Market Index. The ETF is most heavily invested in the financials, telecommunication services and energy sectors and is most concentrated in the United Kingdom, Australia and Canada. The ETF generally invests substantially all, but at least 80%, of its total assets in the underlying index or in ADRs or Global Depository Receipts (“GDRs”). The ETF is passively managed, which means the ETF attempts to track the performance of an unmanaged index of securities. This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The ETF employs a representative sampling strategy, which means that the ETF is not required to purchase all of the securities in the underlying index, but instead will purchase a subset of securities in the underlying index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the index (a “Representative Sampling Strategy”). The ETF’s investment advisor is SSgA Funds Management, Inc. and the underlying index is sponsored by S&P Dow Jones Indices LLC. More information regarding DWX can be located on the ETF’s website: https://www.spdrs.com/product/fund.seam?ticker=DWX.

The SPDR® S&P Emerging Markets Dividend ETF (“EDIV”) seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the S&P Emerging Markets Dividend Opportunities Index, an index that tracks dividend paying securities of publicly-traded companies in emerging markets. The ETF is most heavily invested in the financials, telecommunications services and materials sectors and is most concentrated in Taiwan, Brazil and China. The ETF generally invests substantially all, but at least 80%, of its total assets in securities that comprise the underlying index or in ADRs or GDRs. EDIV is passively managed and employs a Representative Sampling Strategy. The ETF’s investment advisor is SSgA Funds Management, Inc. and the underlying index is sponsored by S&P Dow Jones Indices LLC. More information regarding EDIV can be located on the ETF’s website: https://www.spdrs.com/product/fund.seam?ticker=EDIV.

The Global X SuperDividend ETF (“SDIV”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Solactive Global SuperDividend™ Index. The Solactive Global SuperDividend™ Index tracks the performance of 100 equally weighted companies that rank among the highest dividend yielding equity securities in the world. The ETF is most heavily invested in REITs, utilities and telecommunications services industries and is most concentrated in the United States, Australia and Canada. The ETF invests at least 80% of its total assets in securities that comprise the underlying index, ADRs and GDRs. SDIV uses an indexing strategy that involves investing in the securities of the underlying index in approximately the same proportions as in the underlying index (a “Replication Strategy”). However, SDIV may utilize a Representative Sampling Strategy when a Replication Strategy might be detrimental to shareholders. The ETF’s investment adviser is Global X Management Company LLC and the underlying index is sponsored by Solactive AG. More information regarding SDIV can be located on the ETF’s website: http://www.globalxfunds.com/SDIV.

The iShares International Select Dividend ETF (“IDV”) seeks to track the price and yield performance of the Dow Jones EPAC Select Dividend Index, an index that tracks international, developed market, dividend-focused stocks. The ETF is most heavily invested in the financials, utilities and telecommunications sectors and is most concentrated in Australia, the United Kingdom and France. The ETF invests at least 90% of its assets in securities that comprise the underlying index and in depositary receipts representing securities that comprise the underlying index and may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, as well as in securities

The NYSE® Diversified High Income Index

not included in the underlying index. IDV is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is BlackRock Fund Advisors and the underlying index is sponsored by S&P Dow Jones Indicies LLC. More information regarding IDV can be located on the ETF’s website: http://us.ishares.com/product_info/fund/overview/IDV.htm.

Municipal Bond ETFs

The Market Vectors® High-Yield Municipal Index ETF (“HYD”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the Barclays Capital Municipal Custom High Yield Composite Index, which is comprised of publicly traded municipal bonds that cover the U.S. dollar denominated high yield long-term tax-exempt bond market. The ETF normally invests at least 80% of its total assets in securities that comprise the underlying index. HYD is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is Van Eck Associates Corporation and the underlying index is sponsored by Barclays Inc. More information regarding HYD can be located on the ETF’s website: http://www.vaneck.com/funds/HYD.aspx.

The SPDR® Nuveen S&P High Yield Municipal Bond ETF (“HYMB”) seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the S&P Municipal Yield Index, an index that tracks the US high yield municipal bond market, and to provide income that is exempt from federal income taxes. The ETF generally invests substantially all, but at least 80%, of its total assets in the securities that comprise the underlying index or in securities that have economic characteristics that are substantially identical to the economic characteristics of the securities that comprise the underlying index. HYMB is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is SSgA Funds Management, Inc. and the sub-adviser is Nuveen Asset Management, LLC. The underlying index is sponsored by S&P Dow Jones Indices LLC. More information regarding HYMB can be located on the ETF’s website: https://www.spdrs.com/product/fund.seam?ticker=HYMB.

The PowerShares National AMT-Free Municipal Bond Portfolio (“PZA”) is based on The BofA Merrill Lynch Long-Term Core Plus Municipal Securities Index, which is an index designed to track the performance of U.S. dollar-denominated, investment-grade, insured, tax-exempt debt publicly issued by U.S. municipalities in the U.S. domestic market. PZA will normally invest at least 80% of its total assets in securities that comprise the underlying index and that also are exempt from the federal alternative minimum tax. PZA is passively managed and employs a Representative Sampling Strategy. PZA’s investment adviser is Invesco PowerShares Capital Management LLC and the underlying index is sponsored by Merrill Lynch, Pierce, Fenner & Smith Incorporated. More information regarding PZA can be located on the ETF’s website: http://www.invescopowershares.com/products/overview.aspx?ticker=pza.

High Yield Bond ETF

The iShares iBoxx $ High Yield Corporate Bond Fund (“HYG”) seeks to track the price and yield performance, before fees and expenses, of the Markit iBoxx USD Liquid High Yield Index. The underlying index is a rules-based index consisting of liquid U.S. dollar-denominated, high yield corporate bonds for sale in the U.S., which is designed to provide a broad representation of the U.S. dollar-denominated high yield liquid corporate bond market. HYG is primarily invested in the oil and gas, consumer services and telecommunications sectors. HYG generally invests at least 90% of its assets in securities that comprise the underlying index and in investments that provide substantially similar exposure to the securities in the underlying index. HYG is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is BlackRock Fund Advisors and the underlying index is sponsored by Markit Indices Limited. More information regarding HYG can be located on the ETF’s website: http://us.ishares.com/product_info/fund/overview/HYG.htm.

The NYSE® Diversified High Income Index

Emerging Markets Bond ETF

The PowerShares Emerging Markets Sovereign Debt Portfolio (“PCY”) is based on the DB Emerging Market USD Liquid Balanced Index, which tracks the potential returns of a theoretical portfolio of liquid emerging markets U.S. dollar-denominated government bonds issued by approximately 22 emerging-market countries. PCY will generally invest at least 80% of its total assets in U.S. dollar-denominated government bonds from emerging market countries that comprise the underlying index. PCY is passively managed and employs a Replication Strategy. The ETF’s investment adviser is Invesco PowerShares Capital Management LLC and the underlying index is sponsored by Deutsche Bank Securities Inc. More information regarding PCY can be located on the ETF’s website: http://www.invescopowershares.com/products/overview.aspx?ticker=PCY.

Preferred Stock ETFs

The iShares U.S. Preferred Stock ETF (“PFF”) seeks results that correspond generally to the price and yield performance, before fees and expenses, of the S&P U.S. Preferred Stock Index, which measures the performance of a selected group of preferred stocks listed on NYSE, NYSE Arca, NYSE Amex, NASDAQ Global Select Market, NASDAQ Select Market or the NASDAQ Capital Market. The ETF is most heavily invested in financial, banking and real estate companies. The ETF generally invests at least 90% of its assets in securities that comprise the underlying index and in depositary receipts representing securities of the underlying index. PFF is passively managed and employs a Representative Sampling Strategy. The ETF’s investment adviser is BlackRock Fund Advisors and the underlying index is sponsored by S&P Dow Jones Indices LLC. More information regarding PFF can be located on the ETF’s website: http://us.ishares.com/product_info/fund/overview/PFF.htm.

The PowerShares Preferred Portfolio (“PGX”) is based on The BofA Merrill Lynch Core Plus Fixed Rate Preferred Securities Index. The underlying index tracks the performance of fixed rate U.S. dollar denominated preferred securities, and includes both traditional and other preferred securities, including preferred securities issued by foreign companies in the form of ADRs, as well as senior and subordinate debt securities. PGX will normally invest at least 80% of its total assets in fixed rate U.S. dollar-denominated preferred securities that comprise the underlying index. PGX is passively managed and uses a Replication Strategy. PGX’s investment adviser is Invesco PowerShare Capital Management LLC and the underlying index is sponsored by Merrill Lynch, Pierce, Fenner & Smith Incorporated. More information regarding PGX can be located on the ETF’s website: http://www.invescopowershares.com/products/overview.aspx?ticker=pgx.

The PowerShares Financial Preferred Portfolio (“PGF”) is based on the Wells Fargo® Hybrid and Preferred Securities Financial Index. The underlying index is a market capitalization weighted index designed to track the performance of preferred securities traded in the U.S. market by financial institutions. PGF will normally invest at least 90% of its total assets in preferred securities that comprise the underlying index. PGF is passively managed and uses a Representative Sampling Strategy. PGF’s investment adviser is Invesco PowerShare Capital Management LLC and the underlying index is sponsored by Wells Fargo & Company. More information regarding PGF can be located on the ETF’s website: http://www.invescopowershares.com/products/overview.aspx?ticker=PGF.

The SPDR® Wells Fargo® Preferred Stock ETF (“PSK”) seeks to provide investment results that, before fees and expenses, correspond generally to the total return of the Wells Fargo Hybrid and Preferred Securities Aggregate Index. The underlying index is a modified market capitalization weighted index designed to measure the performance of non-convertible preferred stock and securities that are functionally equivalent to preferred stock, including, but not limited to, depositary preferred securities, perpetual subordinated debt and certain securities issued by banks and other financial institutions that are eligible for capital treatment. The ETF is most heavily invested in the financial sector. The ETF

The NYSE® Diversified High Income Index

generally invests substantially all, but at least 80%, of its total assets in securities that comprise the underlying index. The ETF is passively managed, attempting to track the performance of an unmanaged index of securities, and uses a Representative Sampling Strategy. The ETF’s investment advisor is SSgA Funds Management, Inc. and the underlying index is sponsored by Wells Fargo & Company. More information regarding PSK can be located on the ETF’s website: https://www.spdrs.com/product/fund.seam?ticker=PSK.

License Agreement

We have entered into an agreement with the Index Sponsor, which provides us and our affiliates with a non-transferable, exclusive and worldwide license, for a fee, with the right to use the Index in connection with certain securities.

Disclaimer

The NYSE® Diversified High Income Index is a service mark of NYSE Euronext or its affiliates (“NYSE Euronext”) and has been licensed for use by UBS AG in connection with the Securities. The Securities are not sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the Securities or the ability of the Index to track the general stock market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, NYSE Arca, or a successor Index Calculation Agent, will calculate and publish the intraday indicative value of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “NYDVHI”. The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index. In addition, the intraday indicative value of the Index does not necessarily track the Index Level used to determine your payment at maturity or call, or upon early redemption. Consequently, the return on the Securities will not be the same as investing in a debt security with a payment at maturity or upon redemption linked to the performance of the Index measured by closing levels or intraday indicative values.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from NYSE Arca may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every 15 seconds will be based on the intraday prices of the Index constituents.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by NYSE Arca and published to Bloomberg (based in part on information provided by NYSE Arca) or a successor via the facilities on the Consolidated Tape Association under the symbol “DVHIIV”. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to (i) Principal Amount multiplied by the Index Performance Ratio calculated using the levels of the Index as of such time instead of Index Levels, less (ii) the Accrued Tracking Fee as of such time and date assuming such time and date is the Redemption Measurement Date, plus (iii) assuming such time and date is the Redemption Measurement Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred plus (iv) the Adjusted Coupon Amount, if any, as of such time and date.

The intraday indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by NYSE Arca will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early redemption.

Valuation of the Index and the Securities

These intraday indicative value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities will be issued under our indenture dated as of November 21, 2000 between us and U.S. Bank Trust National Association, as trustee, as supplemented by the First Supplemental Indenture thereto, dated as of February 28, 2006.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment the amount of which will vary depending on the performance of the Index and will be reduced by the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period and may be zero. We refer to this cash payment as the “Cash Settlement Amount.”

If you exercise your right to have us redeem your Securities, for each Security you will receive a cash payment on the Redemption Date equal to (a) the product of (i) the Principal Amount and (ii) the Index Performance Ratio as of the Redemption Measurement Date plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Measurement Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Adjusted Tracking Fee Shortfall, if any, minus (e) the Redemption Fee. We refer to this cash payment as the “Redemption Amount.”

For each Security you hold, you will receive on each Coupon Payment Date an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date. To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and a Tracking Fee Shortfall, as described below, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. If there is a Tracking Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

Specific Terms of the Securities

Subject to your compliance with the procedures described under “— Early Redemption at the Option of the Holders” and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request on any Business Day during the term of the Securities to have us redeem your Securities, provided that you request that we redeem a minimum of 50,000 Securities. The “Redemption Notice Date” will be the Index Business Day that the Redemption Notice and Redemption Confirmation (each as defined below) are delivered. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date shall be the next Index Business Day. The Securities will be repurchased and the holders will receive payment for their Securities on the third Business Day following the Redemption Measurement Date (the “Redemption Date”). If a Market Disruption Event is continuing or occurs on the scheduled Redemption Measurement Date with respect to any of the Index constituents, the Redemption Measurement Date may be postponed as described under “— Market Disruption Event.”

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount in cash equal to the excess, if any, of the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, over the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

To the extent the Reference Distribution Amount on any Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The final Coupon Amount will be included in the Cash Settlement Amount.

When calculating the Coupon Amount, Reference Distribution Amount, Adjusted Reference Distribution Amount and Stub Reference Distribution Amount, the Calculation Agent will convert net cash distributions of the Index constituents made in non-U.S. dollar currencies to U.S. dollars using the following rates:

(i)	Where the exchange rate for the non-U.S. dollar currency is quoted as U.S. dollar currency per non-U.S. dollar currency, the official Bloomberg L160 Fix Currency Bid calculated at or around 4:00 p.m. U.K. time on the day prior to the ex-date of such cash distributions; and

(ii)	Where the exchange rate for the non-U.S. dollar currency is quoted as non-U.S. dollar currency per U.S. dollar currency, the official Bloomberg L160 Fix Currency Ask calculated at or around 4:00 p.m. U.K. time on the day prior to the ex-date of such cash distributions.

As used throughout this prospectus supplement and, in particular, in the definitions of “Reference Distribution Amount”, “Adjusted Reference Distribution Amount” and “Stub Reference Distribution Amount”, the term “cash distributions” includes only ordinary net cash dividends or distributions, and excludes special cash dividends or distributions. The reference to “net” cash distributions means that, if applicable, the cash distribution amounts that are used to calculate the Reference Distribution Amount, Adjusted Reference Distribution Amount and the Stub Reference Distribution Amount will reflect reductions for withholding taxes. Only the cash distributions of non-U.S. Index constituents in the Index, if any, will reflect such withholding taxes. This may result in a lower Coupon Amount than would have been paid if the Reference Distribution Amount, Adjusted Reference Distribution Amount and Stub

Specific Terms of the Securities

Reference Distribution Amount were based on gross cash distributions. Information about the withholding tax rates that will be applied can be found at the Index Sponsor’s website at https://indices.nyx.com. That information is proprietary to the Index Sponsor and is subject to change, and is not a part of, or incorporated by reference in, this prospectus supplement.

The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation Date, provided that the final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment Date was October 21, 2013.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Exchange Business Day prior to the applicable Coupon Record Date.

The “Coupon Valuation Date” means the 30th day of each month and the 28th day of February of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation Date was September 30, 2013.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the net cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Settlement Date to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the net cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date. Notwithstanding the foregoing, with respect to net cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount. The cash distributions of non-U.S. Index constituents may reflect reductions for withholding taxes. Information about the withholding tax rates that will be applied can be found at the Index Sponsor’s website at https://indices.nyx.com.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, divided by (ii) the product of (a) the Index Divisor as of that date, and (b) the Initial Index Level divided by 25.

“record date” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.

Specific Terms of the Securities

“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.

The “Monthly Tracking Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.07% (equivalent to 0.84% per annum) and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

The “Accrued Tracking Fee” is:

(1)	with respect to the first Coupon Valuation Date, an amount equal to the product of

(a)	the Monthly Tracking Fee as of the first Coupon Valuation Date and

(b)	a fraction, the numerator of which is the total number of calendar days from and excluding the Initial Settlement Date to and including the first Coupon Valuation Date, and the denominator of which is 30;

(2)	with respect to any Coupon Valuation Date, other than the first and last Coupon Valuation Dates, an amount equal to the Monthly Tracking Fee as of such Coupon Valuation Date plus the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any; and

(3)	with respect to the last Coupon Valuation Date, an amount equal to

(a)	the product of

(i)	the Monthly Tracking Fee as of such Coupon Valuation Date and

(ii)	a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 30, plus

(b)	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date. If there is a Tracking Fee Shortfall on the last Coupon Valuation Date, it will be taken into account in determining the Cash Settlement Amount, as described below.

The “Current Indicative Value,” as determined by the Security Calculation Agent, means, as of any date of determination, an amount per Security equal to the product of (i) the Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the Index Level as of such date and the denominator of which is equal to the Initial Index Level.

Cash Settlement Amount at Maturity

The “Maturity Date” is September 18, 2043, which will be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called or redeemed, you will receive at maturity a cash payment equal to (a) the product of (i) the Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period plus (b) the final Coupon Amount, minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus (d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any. We refer to this cash payment as the “Cash Settlement Amount.”

The “Principal Amount” of each Security is $25.00.

Specific Terms of the Securities

If the amount calculated above is less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) reduces your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of the principal amount represented by the Accrued Tracking Fee, less any Coupon Amounts and/or any Stub Reference Distribution Amount, in order for you to receive an aggregate amount over the term of the Securities equal to at least the principal amount of your Securities. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset the negative effect of the Accrued Tracking Fee or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment at maturity.

The Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period is an amount equal to (a) the product of (i) the Monthly Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 30, plus (b) the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

The “Index Performance Ratio” on any Index Business Day is calculated as follows:

Final Index Level
Initial Index Level

The “Initial Index Level” is 998.1443, as determined by the Index Calculation Agent.

The “Final Index Level,” as determined by the Security Calculation Agent, will be the arithmetic mean of the Index Levels measured on each Index Business Day during the Final Measurement Period or Call Measurement Period or the Index Level on any applicable Redemption Measurement Date, as applicable.

The “Index Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Level will be the closing level of the Index as calculated by the Index Calculation Agent.

The “Final Measurement Period” means the five Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

The “Index Divisor,” as of any date of determination, is the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “The NYSE® Diversified High Income Index” herein.

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, an amount equal to the net cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, to and including the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the

Specific Terms of the Securities

Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period. Notwithstanding the foregoing, with respect to net cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount. The cash distributions of non-U.S. Index constituents may reflect reductions for withholding taxes. Information about the withholding tax rates that will be applied can be found at the Index Sponsor’s website at https://indices.nyx.com.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently NYSE Arca.

The “Calculation Date” means September 9, 2043, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a Successor Index, the primary exchange or market of trading such Index constituent or such constituent underlying a Successor Index.

“Related Exchange” means, with respect to each Index constituent or each constituent underlying a Successor Index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such constituent underlying a Successor Index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Business Day no later than 12:00 noon, New York City time, and a broker’s confirmation of redemption by no later than 5:00 p.m., New York City time, on the applicable Redemption Notice Date, provided that you request that we redeem a minimum of 50,000 Securities. For any applicable redemption request, the “Redemption Notice Date” will be the date that the applicable Redemption Notice and Redemption Confirmation (each as defined below) are delivered. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date shall be the next Index Business Day. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the applicable Redemption Measurement Date (the “Redemption Date”). The first Redemption Date was September 27, 2013. The final Redemption date will be September 11, 2043

Specific Terms of the Securities

(the “Final Redemption Date”). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Measurement Date with respect to any of the Index constituents, such Redemption Measurement Date may be postponed as described under “— Market Disruption Event.”

The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption Notice Date, subject to adjustments as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

(a)	the product of

(i)	the Principal Amount and

(ii)	the Index Performance Ratio as of the Redemption Measurement Date, plus

(b)	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Measurement Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus

(d)	the Adjusted Tracking Fee Shortfall, if any, minus

(e)	the Redemption Fee.

We refer to this cash payment as the “Redemption Amount.”

If the amount calculated above is less than zero, the payment upon early redemption will be zero.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Measurement Date.

You may lose some or all of your investment upon early redemption. Because the Adjusted Tracking Fee Shortfall, if any, and Redemption Fee reduce your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of the principal amount represented by the Adjusted Tracking Fee Shortfall, if any, and the Redemption Fee, less any Coupon Amounts and/or any Adjusted Coupon Amount, in order for you to receive an aggregate amount over the term of the Securities equal to at least the principal amount of your Securities. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset such a negative effect, or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment upon early redemption.

The “Adjusted Coupon Amount,” with respect to any Redemption Measurement Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of the applicable Redemption Measurement Date, and the Adjusted Tracking Fee, calculated as of such Redemption Measurement Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Redemption Amount will not include an Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall will be included in the calculation of Redemption Amount.

The “Adjusted Reference Distribution Amount,” as of any Redemption Measurement Date, is an amount equal to the net cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to an Index

Specific Terms of the Securities

constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Measurement Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such Redemption Measurement Date. The cash distributions of non-U.S. Index constituents may reflect reductions for withholding taxes. Information about the withholding tax rates that will be applied can be found at the Index Sponsor’s website at https://indices.nyx.com.

The “Adjusted Tracking Fee,” as of any Redemption Measurement Date, is an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Monthly Tracking Fee as of such Redemption Measurement Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Measurement Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such Redemption Measurement Date, and the denominator of which is 30.

The “Adjusted Tracking Fee Shortfall,” as of any Redemption Measurement Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Measurement Date, is less than the Adjusted Tracking Fee, calculated as of such Redemption Measurement Date.

Some of the defined terms used in this section have different applications when used in determining the Call Settlement Amount. For the definitions of the terms relevant to a call, please refer to “— UBS Call Right.”

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Payment.”

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

Redemption Procedures

As an indirect holder who owns beneficial interests in the Securities, in order to redeem some or all of your Securities you must give proper and timely instructions to your broker or other person through whom you hold your Securities, requesting that they notify the depositary to exercise your redemption right. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of early redemption, which we refer to as a “Redemption Notice,” a form of which is attached to this prospectus supplement as Annex B, to UBS via email no later than 12:00 noon (New York City time) on the applicable Redemption Notice Date. If we receive your Redemption Notice by the time specified in the preceding sentence, we will respond by sending you a form of broker’s confirmation of redemption which is attached to this prospectus supplement as Annex C;

➢

deliver the signed broker’s confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

Specific Terms of the Securities

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Measurement Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of early redemption after 12:00 noon (New York City time), or your broker’s confirmation of redemption after 5:00 p.m. (New York City time), on the applicable Redemption Notice Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

UBS Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than sixteen calendar days’ prior notice to the holders of the Securities, such redemption to occur on any Business Day that we may specify on or after September 23, 2014 through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to

(a)	the product of

(i)	the Principal Amount and

(ii)	the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period, plus

(b)	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus

(d)	the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus

(e)	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is less than zero, the payment upon early redemption will be zero.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event

Specific Terms of the Securities

is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means the five Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

You may lose some or all of your investment upon a call. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) reduces your final payment, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of the principal amount represented by the Accrued Tracking Fee, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount, in order for you to receive an aggregate amount over the term of the Securities equal to at least the principal amount of your Securities. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset such a negative effect, or if the Final Index Level is less than the Initial Index Level, you will lose some or all of your investment upon a call.

The Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period is an amount equal to

(a)	the product of

(i)	the Monthly Tracking Fee calculated as of the last Index Business Day in such Call Measurement Period, and

(ii)	a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in such Call Measurement Period, and the denominator of which is 30, plus

(b)	the Adjusted Tracking Fee Shortfall (as defined below), if any.

The “Adjusted Coupon Amount,” with respect to the Call Valuation Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount (as defined below), calculated as of the Call Valuation Date, and the Adjusted Tracking Fee (as defined in the preceding paragraph), calculated as of such Call Valuation Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Call Settlement Amount will not include an Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall (as defined below) will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period.

The “Adjusted Reference Distribution Amount,” as of the Call Valuation Date, is an amount equal to the net cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to an Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including the Call Valuation Date. Notwithstanding the foregoing, with respect to net cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the Adjusted Reference Distribution Amount. The cash distributions of non-U.S. Index constituents may reflect reductions for withholding taxes. Information about the withholding tax rates that will be applied can be found at the Index Sponsor’s website at https://indices.nyx.com.

Specific Terms of the Securities

The “Adjusted Tracking Fee,” as of the Call Valuation Date, is an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Monthly Tracking Fee as of such Call Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Call Valuation Date, and the denominator of which is 30.

The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Call Valuation Date, is less than the Adjusted Tracking Fee, calculated as of such Call Valuation Date.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount. For the definition of the terms relevant to early redemption, please refer to “— Early Redemption at the Option of the Holders.”

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will determine, among other things, the Index Performance Ratio, the Final Index Level, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Monthly Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee, the Cash Settlement Amount, if any, that we will pay you at maturity, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities. The Security Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holder of the Securities shall not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Monthly Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Amount and Redemption Fee, if any, per security, the Principal Amount, Call Settlement Amount, if any, per security, and the Cash Settlement Amount, if any, per security, as well as the Index Performance Ratio and the Current Indicative Value, will be rounded to the fourth decimal point (e.g., 0.76545 would be rounded up to 0.7655 and 0.76544 would be rounded down to 0.7654); and all dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Specific Terms of the Securities

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below) or on a Redemption Measurement Date, the Index Level for such Averaging Date or Redemption Measurement Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Level on the Index Business Days during the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the Index Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the Index Levels on October 3, October 4, October 5, October 6 and October 7 and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during the Final Measurement Period or Call Measurement Period, as applicable, then the Index Level on October 4 will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the Index Levels on October 4, October 4, October 5, October 6 and October 7.

If the Redemption Measurement Date for purposes of calculating a Redemption Amount is based on the Index Level on October 3 and there is a Market Disruption Event with respect to the Index on October 3, then the Index Level on October 4 will be used to calculate the Redemption Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Measurement Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Measurement Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Measurement Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Index Business Day, the Security Calculation Agent or one of its affiliates will determine the Index Level based on its good faith estimate of the Index Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the Security Calculation Agent’s sole discretion, constitute a Market Disruption Event with respect to the Index, the Security Calculation Agent in its sole discretion may waive its right to postpone the Index Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Level on such date.

Specific Terms of the Securities

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)	suspension, absence or material limitation of trading in a material number of Index constituents for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)	suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or

(d)	in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If NYSE Arca discontinues publication of or otherwise fails to publish the Index, and NYSE Arca or another entity publishes a successor or substitute index that the Security Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Level for such Successor Index will be determined by the Security Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Levels for such Successor Index are to be determined.

Upon any selection by the Security Calculation Agent of a Successor Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If NYSE Arca discontinues publication of the Index prior to, and such discontinuation or unavailability is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable, and the Security

Specific Terms of the Securities

Calculation Agent determines that no Successor Index is available at such time, or the Security Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable, then the Security Calculation Agent will determine the relevant Index levels using the closing level and published share weighting of each Index constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “NYSE® Diversified High Income Index.” In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Security Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at a level of the Index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Security Calculation Agent will accordingly calculate the Final Index Level, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Monthly Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon early redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, based on the relevant Index levels calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

Specific Terms of the Securities

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series A, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount in U.S. dollars for the principal of the Securities, as determined by the Security Calculation Agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Specific Terms of the Securities

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— Early Redemption at the Option of the Holders” and “— UBS Call Right” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate offering price specified on the cover of this prospectus supplement.

However, we may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Principal Amount of the outstanding Securities of the class, plus the aggregate Principal Amount of any Securities bearing the

Specific Terms of the Securities

same CUSIP number that are issued pursuant to (i) any over-allotment option we may grant to an agent and (ii) any future issuances of Securities bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or ETFs on the Index constituents or the Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index constituents or other securities of issuers of the Index constituents,

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, ETFs or other instruments based on the level of the Index or the value of the Index constituents,

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or ETFs or other instruments based on the level of other similar market indices, or

➢	any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the Final Valuation Date. That step may involve sales or purchases of any of the Index constituents, listed or over-the-counter options or futures on the Index constituents or listed or over-the-counter options, futures, ETFs or other instruments based on indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-18 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities, a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except for the section “Unrelated Business Taxable Income” below, this discussion does not apply to tax-exempt organizations. If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN.

Material U.S. Federal Income Tax Consequences

ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) as an amount that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of accounting for tax purposes. You will be required to treat the Coupon Amounts in such a manner despite the fact that (i) there may be other possible treatments of the Coupon Amounts that would be more advantageous to holders of Securities and (ii) such Coupon Amounts may be attributable to distributions on the Index constituents that would, if received directly, be subject to a more advantageous tax treatment. For example, the Coupon Amounts may be attributable to distributions on the Index constituents that, if received directly by certain holders, would be treated as (i) tax-exempt interest income, (ii) dividends subject to tax at long-term capital gains rates, (iii) dividends eligible for the dividends-received deduction, (iv) tax-free return of capital distributions, or (v) distributions attributable to partnership allocations of long-term capital gains. If your Securities are treated in the manner described above (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to Coupon Amounts, which will be treated as ordinary income) and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Section 1260 of the Code. The Internal Revenue Service (the “IRS”) may assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract (such as the forward contract that is represented by the Securities) with respect to a pass-thru entity, and (ii) partnerships, regulated investment companies, and real estate investment trusts are considered to be pass-thru entities. We expect that (i) the BDCs and ETFs that are referenced by the Index will generally be treated as regulated investments companies for tax purposes, (ii) the MLPs that are referenced by the Index will generally be treated as partnerships for tax purposes, and (iii) the REITs and Mortgage REITs that are referenced by the Index will generally be treated as real estate investment trusts for tax purposes. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”).

Material U.S. Federal Income Tax Consequences

If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, exchange or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain” — i.e., the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities) on the date that you purchased your Securities and sold your interest in such Index constituents on the date of the sale, exchange or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is not clear how the Excess Gain Amount should be determined in the case of an instrument, like the Securities, that is linked to an index that is rebalanced periodically. One possibility is that the long-term capital gain realized on a sale, exchange or maturity of a Security that is attributable to the Pass-Thru Index Constituents would be subject to recharacterization as ordinary income, and subject to an interest charge, to the extent it exceeds the amount of long-term capital gain you can establish would have been realized if you had invested directly in such Index constituents on the date you purchased your Securities and rebalanced your portfolio as and when the Index rebalanced. In addition, it is unclear whether the Excess Gain Amount should be based on the aggregate of such Index constituents or on each such Index constituent individually. If the determination must be based on each such Index constituent individually it is more likely that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities. Furthermore, it is not clear how and whether the Excess Gain Amount should be adjusted to take into account the Accrued Tracking Fee and Redemption Fee (or portion thereof) with respect to the Securities.

The Excess Gain Amount with respect to your Securities will depend on a number of factors that we cannot predict. First, the Excess Gain Amount will depend in part upon whether the distributions on the Pass-Thru Index Constituents to which the Coupon Amounts are attributable would be treated as ordinary income (or would be attributable to allocations of ordinary income) if an investor were to directly receive such amounts.

Second, the Index is scheduled to rebalance quarterly (and may rebalance on the occurrence of a Corporate Action). Accordingly, a holder that instead purchases the Pass-Thru Index Constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 of the Code to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Because you will only be able to avoid the application of Section 1260 of the Code to your Securities (if the Securities are subject to Section 1260) if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale or maturity of the Securities that is attributable to the Pass-Thru Index Constituents as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Material U.S. Federal Income Tax Consequences

Because the application of Section 1260 constructive ownership rules to the Securities is unclear you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the securities.

You are urged to consult your tax advisor regarding the potential application of the constructive ownership rules.

Alternative Treatments. The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether gain or loss that is recognized upon the sale or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed rate debt instrument with other terms and conditions similar to your Securities. The amount of income that you would accrue would be adjusted upwards or downwards to the extent that the Coupon Amounts differ from the projected amount of Coupon Amounts under a projected payment schedule that would be completed for the Securities. You would recognize gain or loss upon the sale, redemption, termination or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities (in accordance with the comparable yield for the Securities), decreased by the projected amount of any Coupon Amounts that were previously scheduled to be paid with respect to the Securities, and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase the Securities at a price other than the adjusted issue price determined for tax purposes. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described under “U.S. Tax Considerations — Taxation of Debt Securities — Market Discount” and “U.S. Tax Considerations — Taxation of Debt Securities — Debt

Material U.S. Federal Income Tax Consequences

Securities Purchased at a Premium” in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

It is also possible that the Securities could be treated as a series of forward contracts each of which matures on the next Index rebalancing date. If your Securities were properly characterized in such a manner, you would be treated as disposing of your Securities on each rebalancing date in return for new forward contracts that mature on the next rebalancing date, and you would accordingly likely recognize capital gain or loss (subject to the discussion of Section 1260 of the Code above) on each rebalancing date equal to the difference between your basis in your Securities (which would be adjusted to take into account any prior recognition of gain or loss) and their fair market value on such date. The amount of loss recognized in this case could be deferred on account of the “wash sale” rules of Section 1091 of the Code.

In addition, the IRS could potentially assert that you should be required to treat amounts attributable to the Accrued Tracking Fee or the Redemption Fee as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly either (i) increase the amount of gain or decrease the amount of loss that you recognize upon the sale, redemption or maturity of your Securities or (ii) increase the amount of ordinary income you recognize over the term of the Securities. In addition, if such amounts are treated as items of expense that reduce the amount received at maturity or redemption, it is more likely that you would have an Excess Gain Amount for Section 1260 purposes because the amount of capital gain that you would (absent Section 1260) be treated as recognizing in respect of your Securities would be increased by each item of expense.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should be treated as if you owned the Index or the underlying components of the Index, in which case you may recognize gain or loss in respect of a portion of your Securities upon a rebalancing of the Index, (ii) you should be required to accrue interest income over the term of your Securities, (iii) your Securities should be treated as a notional principal contract for tax purposes, or (iv) some or all of the gain or loss that you recognize upon the exchange, redemption or maturity of your Securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant

Material U.S. Federal Income Tax Consequences

taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income generally includes any net gains you recognize upon the sale, exchange or maturity of the Securities, unless such income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts that you receive on the Securities, unless such Coupon Amounts were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A United States holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a United States holder that is a tax-exempt organization unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. As noted above, it is possible that the Securities could be treated as other than a forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the components of the Index. If your Securities are so treated, a portion of any income or gain that you recognize with respect to the Security would likely constitute UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Non-United States Holders. Due to the uncertainty regarding the tax characterization of the Securities there is a substantial uncertainty regarding the tax treatment of non-United States holders. Given this uncertainty, we intend to withhold 30% of any Coupon Amounts paid to non-United States holders for which we are the withholding agent, unless (i) that income is effectively connected with your conduct of a trade or business in the United States (in which case, in order to avoid withholding, you will be required to provide a properly executed IRS Form W-8ECI) or (ii) the Coupon Amounts are eligible for a reduced withholding tax rate under an applicable treaty under any possible characterization of the Coupon Amounts. Any “effectively connected income” from your Securities, including also any gain from the sale or settlement of your Securities that is or is treated as effectively connected with your conduct of a United States trade or business, will be subject to U.S. federal income tax, and will require you to file U.S. federal income tax returns, in each case in the same manner as if you were a United States holder.

Material U.S. Federal Income Tax Consequences

In addition, if you own or are treated as owning more than 5% of the Securities or if the Securities are not considered regularly traded on an established securities market, then you may be subject to a “FIRPTA tax” under Section 897 of the Code if any of the Index constituents are treated as a “United States real property interest” (“USRPI”) within the meaning of Section 897 of the Code. If the Securities are so treated, all or a portion of any gain that you recognize upon the sale, exchange or maturity of your Securities would be deemed to be “effectively connected income,” with the consequences described above, and amounts that you receive upon the sale or maturity of your Securities could be subject to a withholding tax. We will not attempt to ascertain whether any component of the Index would be treated as a USRPI. You should refer to information filed with the SEC with respect to each Index component and consult your tax advisor regarding the possible consequences to you, if any, if any component of the Index is or becomes a USRPI. If withholding is required, we intend to withhold upon the full amount of any payment you receive (currently 10% of gross proceeds), without regards to the portion of the Securities that is attributable to a USRPI.

As noted above, because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. Under one such alternative characterization, you could be treated as directly owning the Index constituents. If your Securities are so treated, you may be treated as engaged in a United States trade or business as a result of your constructive ownership of certain components of the Index, in which case you may be required to file U.S. federal and state (and possibly local) income tax returns in respect of such ownership and you may be subject to net income tax at the marginal tax rates applicable to U.S. holders. In addition, a non-United States holder that is a foreign corporation could potentially be subjected to the United States branch profits tax.

You may be subject to otherwise applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status. In addition, we and other payors may be required to report payments of Coupon Amounts on your Securities on IRS Form 1042-S even if the payments are not otherwise subject to the information reporting requirements described above.

Prospective non-United States holders are urged to consult their tax advisors with respect to the tax consequences to them of an investment in the Securities, including any possible alternative characterizations and treatments.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering

Benefit Plan Investor Considerations

purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Benefit Plan Investor Considerations Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $10,000,000 aggregate Principal Amount of Securities to UBS Securities LLC at 100% of their stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities and may receive a portion of the Monthly Tracking Fee. Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell the full aggregate principal amount of the Securities. We may suspend or cease sales of the Securities at any time, at our sole discretion. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-67, we or one of our affiliates may enter into swap agreements or other hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Monthly Tracking Fee to UBS Securities LLC or UBS Financial Services Inc. and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of

Supplemental Plan of Distribution

Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

Index Constituent Securities as of November 3, 2014

Ticker	Name	Index Weight
PCY	PowerShares Emerging Markets Sovereign Debt ETF	10.24%
HYG	iShares iBoxx $High Yield Corporate Bond ETF	10.19%
PFF	iShares US Preferred Stock ETF	7.51%
HYD	Market Vectors High Yield Municipal Index ETF	5.69%
IDV	iShares International Select Dividend ETF	4.20%
WPZ	Williams Partners LP	3.85%
ARCC	Ares Capital Corp	3.76%
ETP	Energy Transfer Partners LP	3.47%
PZA	PowerShares National AMT-Free Municipal Bond ETF	3.37%
PSEC	Prospect Capital Corp	2.52%
AGNC	American Capital Agency Corp	2.34%
PGX	PowerShares Preferred Portfolio	1.62%
GE	General Electric Co	1.50%
AINV	Apollo Investment Corp	1.48%
HYMB	SPDR Nuveen S&P High Yield Municipal Bond ETF	1.43%
DWX	SPDR S&P International Dividend ETF	1.39%
LINE	Linn Energy LLC	1.38%
CVX	Chevron Corp	1.29%
PFE	Pfizer Inc	1.11%
MAIN	Main Street Capital Corp	1.08%
ARCP	American Realty Capital Properties Inc	1.07%
NRF	Northstar Realty Finance Corp	1.07%
SDIV	Global X SuperDividend ETF	1.04%
FSC	Fifth Street Finance Corp	1.03%
PGF	PowerShares Financial Preferred ETF	1.01%
MFA	MFA Financial Inc	0.91%
NS	NuStar Energy LP	0.82%
BWP	Boardwalk Pipeline Partners LP	0.69%
SNH	Senior Housing Properties Trust	0.68%
HPT	Hospitality Properties Trust	0.67%
RYN	Rayonier Inc	0.65%
CXW	Corrections Corporation of America	0.65%
TCAP	Triangle Capital Corp	0.62%
SLRC	Solar Capital Ltd	0.60%
IVR	Invesco Mortgage Capital Inc	0.60%
NMFC	New Mountain Finance Corp	0.58%
PNNT	PennantPark Investment Corp	0.55%
MCD	McDonald’s Corp	0.53%
TCPC	TCP Capital Corp	0.53%
NRZ	New Residential Investment Corp	0.52%
TGP	Teekay LNG Partners LP	0.51%
COP	ConocoPhillips	0.50%
MCC	Medley Capital Corp	0.50%
BKCC	Blackrock Kelso Capital Corp	0.49%
APL	Atlas Pipeline Partners LP	0.49%
EDIV	SPDR S&P Emerging Markets Dividend ETF	0.47%
EPR	EPR Properties	0.46%

Ticker	Name	Index Weight
GEO	The GEO Group Inc	0.44%
CYS	CYS Investments Inc	0.42%
ARR	ARMOUR Residential REIT Inc	0.41%
NTI	Northern Tier Energy LP	0.40%
TICC	TICC Capital Corp	0.40%
LXP	Lexington Realty Trust	0.39%
MPW	Medical Properties Trust Inc	0.35%
VNR	Vanguard Natural Resources LLC	0.35%
BBEP	BreitBurn Energy Partners LP	0.35%
TCRD	THL Credit Inc	0.33%
CLMT	Calumet Specialty Products Partners LP	0.31%
CSG	Chambers Street Properties	0.30%
MTGE	American Capital Mortgage Investment Corp	0.30%
EVEP	EV Energy Partners LP	0.26%
EXLP	Exterran Partners LP	0.26%
CLI	Mack-Cali Realty Corp	0.25%
D	Dominion Resources Inc	0.25%
GOV	Government Properties Income Trust	0.24%
MEMP	Memorial Production Partners LP	0.22%
LGCY	Legacy Reserves LP	0.22%
SIR	Select Income REIT	0.22%
ALDW	Alon USA Partners LP	0.21%
NYMT	New York Mortgage Trust Inc	0.21%
RSO	Resource Capital Corp	0.20%
ANH	Anworth Mortgage Asset Corp	0.19%
PSK	SPDR Wells Fargo Preferred Stock ETF	0.18%
WMC	Western Asset Mortgage Capital Corp	0.18%
FSP	Franklin Street Properties Corp	0.18%
EXC	Exelon Corp	0.18%
MMLP	Martin Midstream Partners LP	0.18%
FCX	Freeport-McMoRan Inc	0.17%
AEP	American Electric Power Company Inc	0.16%
QRE	QR Energy LP	0.16%
MITT	AG Mortgage Investment Trust Inc	0.16%
IRET	Investors Real Estate Trust	0.15%
CPLP	Capital Product Partners LP	0.14%
MCGC	MCG Capital Corp	0.14%
LO	Lorillard Inc	0.13%
WM	Waste Management Inc	0.13%
LB	L Brands Inc	0.12%
USAC	USA Compression Partners LP	0.12%
WYNN	Wynn Resorts Ltd	0.11%
PAYX	Paychex Inc	0.10%
XEL	Xcel Energy Inc	0.10%
GSJK	Compressco Partners LP	0.10%
UHT	Universal Health Realty Income Trust	0.10%
RAS	RAIT Financial Trust	0.09%
NU	Northeast Utilities	0.09%
DTE	DTE Energy Co	0.09%
CA	CA Inc	0.08%
SXE	Southcross Energy Partners LP	0.08%

Ticker	Name	Index Weight
CLX	Clorox Co	0.08%
GRMN	Garmin Ltd	0.07%
ADC	Agree Realty Corp	0.07%
MCEP	Mid-Con Energy Partners LP	0.07%
WEC	Wisconsin Energy Corp	0.07%
CNP	CenterPoint Energy Inc	0.06%
LRE	LRR Energy LP	0.06%
COH	Coach Inc	0.05%
CMS	CMS Energy Corp	0.05%
WSR	Whitestone REIT	0.05%
MXIM	Maxim Integrated Products Inc	0.05%
NAVI	Navient Corp	0.05%
CINF	Cincinnati Financial Corp	0.05%
OAKS	Five Oaks Investment Corp	0.05%
NSLP	New Source Energy Partners LP	0.05%
JMI	JAVELIN Mortgage Investment Corp	0.04%
LNT	Alliant Energy Corp	0.04%
IRT	Independence Realty Trust Inc	0.04%
GAS	AGL Resources Inc	0.04%
LEG	Leggett & Platt Inc	0.03%
WR	Westar Energy Inc	0.03%
GXP	Great Plains Energy Inc	0.02%
STR	Questar Corp	0.02%
CVC	Cablevision Systems Corp	0.02%
UMPQ	Umpqua Holdings Corp	0.02%
VVC	Vectren Corp	0.02%
AWH	Allied World Assurance Company Holdings Ltd	0.02%
FII	Federated Investors Inc	0.02%
TUP	Tupperware Brands Corp	0.02%
BKU	BankUnited Inc	0.02%
FMER	FirstMerit Corp	0.02%
PNY	Piedmont Natural Gas Company Inc	0.02%
POR	Portland General Electric Co	0.02%
THO	Thor Industries Inc	0.02%
LDOS	Leidos Holdings Inc	0.02%
FNFG	First Niagara Financial Group Inc	0.02%
AEO	American Eagle Outfitters Inc	0.01%
UBSI	United Bankshares Inc	0.01%
LG	Laclede Group Inc	0.01%
CLF	Cliffs Natural Resources Inc	0.01%

ANNEX B

NOTICE OF EARLY REDEMPTION

To: e-tracsredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No.: 90267L805

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Measurement Date: [            ], 20[    ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of early redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the applicable Redemption Notice Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Measurement Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Notice Date and through the Redemption Measurement Date.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

ANNEX C

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Fax: (203) 719-0943

To Whom It May Concern:

The holder of UBS AG $[            ] Medium-Term Notes, Series A, ETRACS due September 18, 2043, CUSIP No. 90267L805, redeemable for a cash amount based on the NYSE® Diversified High Income Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Measurement Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of early redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Measurement Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Name:

Title:

Telephone:

Fax:

E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

E-mail:

(At least 50,000 Securities of the same series must be redeemed at one time to receive a cash payment on any Redemption Date.)

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

C-1

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

$25,000,000 ETRACS

Diversified High

Income ETN due

September 18, 2043

Amendment No. 1 dated November 14, 2014* to

Prospectus Supplement dated September 18, 2013

(To Prospectus dated November 14, 2014)

UBS Investment Bank